Filed pursuant to Rule 433
Registration No. 333-130684

Morgan Stanley Mortgage Loan Trust 2007-15AR
(Issuing Entity)

Mortgage Pass-Through Certificates, Series 2007-15AR

Morgan Stanley Mortgage Capital Inc.
(Seller and Sponsor)

Morgan Stanley Capital I Inc.
(Depositor)

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:  http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

2

MORGAN STANLEY Securitized Products Group	November 30, 2007

Termsheet
$533,576,100
Approximate

Morgan Stanley Mortgage Loan Trust 2007-15AR
(Issuing Entity)

Mortgage Pass-Through Certificates, Series 2007-15AR
Group 1, Group 2, Group 3 and Group 4 Senior Certificates

Morgan Stanley Mortgage Capital Holdings LLC
(Seller and Sponsor)

Morgan Stanley Capital I Inc.
(Depositor)
IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued.  In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein.  This is not a research report and was not prepared by the Morgan Stanley research department.  It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel.  This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws.  Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

MORGAN STANLEY Securitized Products Group	November 30, 2007

[$533,576,100](Approximate)
Morgan Stanley Mortgage Loan Trust 2007-15AR
(Issuing Entity)

Mortgage Pass-Through Certificates, Series 2007-15AR
Group 1, Group 2, Group 3 and Group 4 Senior Certificates

Morgan Stanley Mortgage Capital Holdings LLC
(Seller and Sponsor)

Morgan Stanley Capital I Inc.
(Depositor)

Wells Fargo Bank, National Association
(Master Servicer)

Transaction Highlights

								Initial Rating of the Certificates (2)
Class	Initial Principal Balance (1)	Pass- Through Rate	Principal Types	Accrual Period	Interest Accrual Convention		Minimum Denomination/Increment	Fitch	S&P
Offered Certificates
Class 1-A-1	$15,939,000	Variable Rate (3)	Senior, Pass-Through, Super Senior, Depositable (4)	Calendar month (5)	30/360	(6)	$25,000/$1,000	AAA	AAA
Class 1-A-2	$2,277,000	Variable Rate (3)	Senior, Pass-Through, Mezzanine	Calendar month (5)	30/360	(6)	$100,000/$1,000	AAA	AAA
Class 1-A-3	$13,662,000	Variable Rate (3)	Senior, Pass-Through, Super Senior, Exchangeable (4)	Calendar month (5)	30/360	(6)	$25,000/$1,000	AAA	AAA
Class 1-A-4	$2,277,000	Variable Rate (3)	Senior, Pass-Through, Exchangeable (4)	Calendar month (5)	30/360	(6)	$100,000/$1,000	AAA	AAA
Class 1-A-5	$15,939,000	Variable Rate (7)	Senior, Pass-Through, Super Senior, Exchangeable (4)	Calendar month (5)	30/360	(6)	$25,000/$1,000	AAA	AAA
Class 1-A-6	Notional (8)	Fixed Rate (9)	Senior, Notional Amount, Interest Only, Exchangeable (4)	Calendar month (5)	30/360	(6)	$100,000/$1,000	AAA	AAA
Class 2-A-1	$255,078,000	Variable Rate (10)	Senior, Pass-Through, Super Senior, Depositable (4)	Calendar month (5)	30/360	(6)	$25,000/$1,000	AAA	AAA
Class 2-A-2	$42,513,000	Variable Rate (10)	Senior, Pass-Through, Depositable (4)	Calendar month (5)	30/360	(6)	$100,000/$1,000	AAA	AAA
Class 2-A-3	$42,513,000	Variable Rate (10)	Senior, Pass-Through, Depositable (4)	Calendar month (5)	30/360	(6)	$100,000/$1,000	AAA	AAA

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

								Initial Rating of the Certificates (2)
Class	Initial Principal Balance (1)	Pass-Through Rate	Principal Types	Accrual Period	Interest Accrual Convention		Minimum Denomination/ Increment	Fitch	S&P
Class 2-A-4	$31,885,000	Variable Rate (10)	Senior, Pass-Through, Mezzanine. Depositable (4)	Calendar month (5)	30/360	(6)	$100,000/$1,000	AAA	AAA
Class 2-A-5	$85,026,000	Variable Rate (10)	Senior, Pass-Through, Super Senior, Exchangeable (4)	Calendar month (5)	30/360	(6)	$25,000/$1,000	AAA	AAA
Class 2-A-6	$74,398,000	Variable Rate (10)	Senior, Pass-Through, Exchangeable (4)	Calendar month (5)	30/360	(6)	$100,000/$1,000	AAA	AAA
Class 2-A-7	$116,911,000	Variable Rate (10)	Senior, Pass-Through, Exchangeable (4)	Calendar month (5)	30/360	(6)	$100,000/$1,000	AAA	AAA
Class 2-A-8	$297,591,000	Variable Rate (10)	Senior, Pass-Through, Super Senior, Exchangeable (4)	Calendar month (5)	30/360	(6)	$25,000/$1,000	AAA	AAA
Class 2-A-9	$340,104,000	Variable Rate (10)	Senior, Pass-Through, Super Senior, Exchangeable (4)	Calendar month (5)	30/360	(6)	$25,000/$1,000	AAA	AAA
Class 2-A-10	$42,513,000	Variable Rate (11)	Senior, Pass-Through, Super Senior, Exchangeable (4)	Calendar month (5)	30/360	(6)	$25,000/$1,000	AAA	AAA
Class 2-A-11	Notional (8)	Fixed Rate (12)	Senior, Notional Amount, Interest Only, Exchangeable (4)	Calendar month (5)	30/360	(6)	$100,000/$1,000	AAA	AAA
Class 2-A-12	$85,026,000	Variable Rate (13)	Senior, Pass-Through, Super Senior, Exchangeable (4)	Calendar month (5)	30/360	(6)	$25,000/$1,000	AAA	AAA
Class 2-A-13	Notional (8)	Fixed Rate (14)	Senior, Notional Amount, Interest Only, Exchangeable (4)	Calendar month (5)	30/360	(6)	$100,000/$1,000	AAA	AAA
Class 2-A-14	$255,078,000	Variable Rate (15)	Senior, Pass-Through, Super Senior, Exchangeable (4)	Calendar month (5)	30/360	(6)	$25,000/$1,000	AAA	AAA
Class 2-A-15	Notional (8)	Fixed Rate (16)	Senior, Notional Amount, Interest Only, Exchangeable (4)	Calendar month (5)	30/360	(6)	$100,000/$1,000	AAA	AAA
Class 2-A-16	$297,591,000	Variable Rate (17)	Senior, Pass-Through, Super Senior, Exchangeable (4)	Calendar month (5)	30/360	(6)	$25,000/$1,000	AAA	AAA
Class 2-A-17	Notional (8)	Fixed Rate (18)	Senior, Notional Amount, Interest Only, Exchangeable (4)	Calendar month (5)	30/360	(6)	$100,000/$1,000	AAA	AAA
Class 2-A-18	$340,104,000	Variable Rate (19)	Senior, Pass-Through, Super Senior, Exchangeable (4)	Calendar month (5)	30/360	(6)	$25,000/$1,000	AAA	AAA
Class 2-A-19	Notional (8)	Fixed Rate (20)	Senior, Notional Amount, Interest Only, Exchangeable (4)	Calendar month (5)	30/360	(6)	$100,000/$1,000	AAA	AAA

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Initial Rating of the Certificates (2)
Class	Initial Principal Balance (1)	Pass-Through Rate	Principal Types	Accrual Period	Interest Accrual Convention	Minimum Denomination/ Increment	Fitch	S&P
Class 2-A-20	$42,513,000	Variable Rate (21)	Senior, Pass-Through, Super Senior, Exchangeable (4)	Calendar month (5)	30/360	(6)	$25,000/$1,000	AAA	AAA
Class 2-A-21	Notional (8)	Fixed Rate (22)	Senior, Notional Amount, Interest Only, Exchangeable (4)	Calendar month (5)	30/360	(6)	$100,000/$1,000	AAA	AAA
Class 3-A-1	$47,667,000	Variable Rate (23)	Senior, Pass-Through, Super Senior, Depositable (4)	Calendar month (5)	30/360	(6)	$25,000/$1,000	AAA	AAA
Class 3-A-2	$6,810,000	Variable Rate (23)	Senior, Pass-Through, Mezzanine	Calendar month (5)	30/360	(6)	$100,000/$1,000	AAA	AAA
Class 3-A-3	$40,857,000	Variable Rate (23)	Senior, Pass-Through, Super Senior, Exchangeable (4)	Calendar month (5)	30/360	(6)	$25,000/$1,000	AAA	AAA
Class 3-A-4	$6,810,000	Variable Rate (23)	Senior, Pass-Through, Exchangeable (4)	Calendar month (5)	30/360	(6)	$100,000/$1,000	AAA	AAA
Class 3-A-5	$47,667,000	Variable Rate (24)	Senior, Pass-Through, Super Senior, Exchangeable (4)	Calendar month (5)	30/360	(6)	$25,000/$1,000	AAA	AAA
Class 3-A-6	Notional (8)	Fixed Rate (25)	Senior, Notional Amount, Interest Only, Exchangeable (4)	Calendar month (5)	30/360	(6)	$100,000/$1,000	AAA	AAA
Class 4-A-1	$37,555,000	Variable Rate (26)	Senior, Pass-Through, Super Senior, Depositable (4)	Calendar month (5)	30/360	(6)	$25,000/$1,000	AAA	AAA
Class 4-A-2	$5,365,000	Variable Rate (26)	Senior, Pass-Through, Mezzanine	Calendar month (5)	30/360	(6)	$100,000/$1,000	AAA	AAA
Class 4-A-3	$32,190,000	Variable Rate (26)	Senior, Pass-Through, Super Senior, Exchangeable (4)	Calendar month (5)	30/360	(6)	$25,000/$1,000	AAA	AAA
Class 4-A-4	$5,365,000	Variable Rate (26)	Senior, Pass-Through, Exchangeable (4)	Calendar month (5)	30/360	(6)	$100,000/$1,000	AAA	AAA
Class 4-A-5	$37,555,000	Variable Rate (27)	Senior, Pass-Through, Super Senior, Exchangeable (4)	Calendar month (5)	30/360	(6)	$25,000/$1,000	AAA	AAA
Class 4-A-6	Notional (8)	Fixed Rate (28)	Senior, Notional Amount, Interest Only, Exchangeable (4)	Calendar month (5)	30/360	(6)	$100,000/$1,000	AAA	AAA
Class 4-A-7	$37,555,000	Variable Rate (29)	Senior, Pass-Through, Super Senior, Exchangeable (4)	Calendar month (5)	30/360	(6)	$25,000/$1,000	AAA	AAA
Class 4-A-8	Notional (8)	Fixed Rate (30)	Senior, Notional Amount, Interest Only, Exchangeable (4)	Calendar month (5)	30/360	(6)	$100,000/$1,000	AAA	AAA
Class I-B-1	$26,470,000	Variable Rate (31)	Subordinate	Calendar month (5)	30/360	(6)	$100,000/$1,000	AA	(32)
Class I-B-2	$13,653,000	Variable Rate (31)	Subordinate	Calendar month (5)	30/360	(6)	$100,000/$1,000	A	(32)

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Initial Rating of the Certificates (2)
Class	Initial Principal Balance (1)	Pass-Through Rate	Principal Types	Accrual Period	Interest Accrual Convention	Minimum Denomination/ Increment	Fitch	S&P
Class I-B-3	$5,851,000	Variable Rate (31)	Subordinate	Calendar month (5)	30/360	(6)	$100,000/$1,000	BBB	(32)
Class A-R	$100	Variable Rate (3)	Senior, Residual	Calendar month (5)	30/360	(6)	$100/N/A	AAA	AAA
Non-Offered Certificates
Class I-B-4	$10,310,000	Variable Rate (31)	Subordinate	Calendar month (5)	30/360	(6)	$100,000/$1,000	BB	(32)
Class I-B-5	$4,458,000	Variable Rate (31)	Subordinate	Calendar month (5)	30/360	(6)	$100,000/$1,000	B	(32)
Class I-B-6	$8,916,393	Variable Rate (31)	Subordinate	Calendar month (5)	30/360	(6)	$100,000/$1,000	(32)	(32)
Class P-1	$1,000	N/A (32)	N/A	N/A	N/A		$1,000/N/A	(32)	(32)

Notes:
(1)	Approximate, subject to adjustment as described in this prospectus supplement.

(2)	A description of the ratings of the offered certificates is set forth under the heading “Ratings” in this prospectus supplement.

(3)
The pass-through rate for the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class A-R Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average net mortgage rate for the group 1 mortgage loans.  The pass-through rate for the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class A-R Certificates for the first distribution date will be a per annum rate of approximately 5.85020%.

(4)
Certain proportions of the classes of depositable certificates may be deposited in exchange for one or more classes of exchangeable certificates, as applicable, as described in this prospectus supplement under “Description of the Certificates—Exchangeable Certificates.”  Each exchange may be effected only in proportions that result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered.  The maximum initial respective class principal balances or notional amounts, as applicable, of the classes of exchangeable certificates are set forth in the table but are not included in the aggregate class principal balance of the certificates offered by this prospectus supplement.

(5)	The interest accrual period for this class of certificates and any distribution date will be the calendar month before the month of that distribution date.

(6)	Interest will accrue for this class of certificates at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

(7)
The pass-through rate for the Class 1-A-5 Certificates for the interest accrual period related to any distribution date to and including the distribution date in July 2010 will be a per annum rate equal to the weighted average net mortgage rate for the group 1 mortgage loans minus 0.50000%.  Commencing with the interest accrual period related to the distribution date in August 2010, the pass-through rate for the Class 1-A-5 Certificates will be a per annum rate equal to the weighted average net mortgage rate for the group 1 mortgage loans. The pass-through rate for the Class 1-A-5 Certificates for the first distribution date will be a per annum rate of approximately 5.35020%.

(8)
Interest will accrue on the respective notional amounts of the Class 1-A-6, Class 2-A-11, Class 2-A-13, Class 2-A-15, Class 2-A-17, Class 2-A-19, Class 2-A-21, Class 3-A-6, Class 4-A-6 and Class 4-A-8 Certificates, initially equal to approximately $15,939,000, $42,513,000, $85,026,000, $255,078,000, $297,591,000, $340,104,000, $42,513,000, $47,667,000, $37,555,000, and $37,555,000, respectively, at the respective per annum rates described in this prospectus supplement.  These classes of certificates will not receive any distributions of principal.

(9)
The pass-through rate for the Class 1-A-6 Certificates for the interest accrual period related to any distribution date to and including the distribution date in July 2010 will be a per annum rate equal to 0.50000%.  Commencing with the interest accrual period related to the distribution date in August 2010, the pass-through rate for the Class 1-A-6 Certificates will be zero. The pass-through rate for the Class 1-A-6 Certificates for the first distribution date will be a per annum rate of approximately 0.50000%.

(10)
The pass-through rate for the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8 and Class 2-A-9 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average net mortgage rate for the group 2 mortgage loans.  The pass-through rate for the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8 and Class 2-A-9 Certificates for the first distribution date will be a per annum rate of approximately 6.49456%.

(11)
The pass-through rate for the Class 2-A-10 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2012 will be a per annum rate equal to the weighted average net mortgage rate for the group 2 mortgage loans minus 0.50000%.  Commencing with the interest accrual period related to the distribution date in July 2012, the pass-through rate for the Class 2-A-10 Certificates will be a per annum rate equal to the weighted average net mortgage rate for the group 2 mortgage loans. The pass-through rate for the Class 2-A-10 Certificates for the first distribution date will be a per annum rate of approximately 5.99456%.

(12)
The pass-through rate for the Class 2-A-11 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2012 will be a per annum rate equal to 0.50000%. Commencing with the interest accrual period related to the distribution date in July 2012, the pass-through rate for the Class 2-A-11 Certificates will be zero. The pass-through rate for the Class 2-A-11 Certificates for the first distribution date will be a per annum rate of approximately 0.50000%.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

(13)
The pass-through rate for the Class 2-A-12 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2012 will be a per annum rate equal to the weighted average net mortgage rate for the group 2 mortgage loans minus 0.50000%.  Commencing with the interest accrual period related to the distribution date in July 2012, the pass-through rate for the Class 2-A-12 Certificates will be a per annum rate equal to the weighted average net mortgage rate for the group 2 mortgage loans. The pass-through rate for the Class 2-A-12 Certificates for the first distribution date will be a per annum rate of approximately 5.99456%.

(14)
The pass-through rate for the Class 2-A-13 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2012 will be a per annum rate equal to 0.50000%. Commencing with the interest accrual period related to the distribution date in July 2012, the pass-through rate for the Class 2-A-13 Certificates will be zero. The pass-through rate for the Class 2-A-13 Certificates for the first distribution date will be a per annum rate of approximately 0.50000%.

(15)
The pass-through rate for the Class 2-A-14 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2012 will be a per annum rate equal to the weighted average net mortgage rate for the group 2 mortgage loans minus 0.50000%.  Commencing with the interest accrual period related to the distribution date in July 2012, the pass-through rate for the Class 2-A-14 Certificates will be a per annum rate equal to the weighted average net mortgage rate for the group 2 mortgage loans. The pass-through rate for the Class 2-A-14 Certificates for the first distribution date will be a per annum rate of approximately 5.99456%.

(16)
The pass-through rate for the Class 2-A-15 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2012 will be a per annum rate equal to 0.50000%. Commencing with the interest accrual period related to the distribution date in July 2012, the pass-through rate for the Class 2-A-15 Certificates will be zero. The pass-through rate for the Class 2-A-15 Certificates for the first distribution date will be a per annum rate of approximately 0.50000%.

(17)
The pass-through rate for the Class 2-A-16 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2012 will be a per annum rate equal to the weighted average net mortgage rate for the group 2 mortgage loans minus 0.50000%.  Commencing with the interest accrual period related to the distribution date in July 2012, the pass-through rate for the Class 2-A-16 Certificates will be a per annum rate equal to the weighted average net mortgage rate for the group 2 mortgage loans. The pass-through rate for the Class 2-A-16 Certificates for the first distribution date will be a per annum rate of approximately 5.99456%.

(18)
The pass-through rate for the Class 2-A-17 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2012 will be a per annum rate equal to 0.50000%. Commencing with the interest accrual period related to the distribution date in July 2012, the pass-through rate for the Class 2-A-17 Certificates will be zero. The pass-through rate for the Class 2-A-17 Certificates for the first distribution date will be a per annum rate of approximately 0.50000%.

(19)
The pass-through rate for the Class 2-A-18 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2012 will be a per annum rate equal to the weighted average net mortgage rate for the group 2 mortgage loans minus 0.50000%.  Commencing with the interest accrual period related to the distribution date in July 2012, the pass-through rate for the Class 2-A-18 Certificates will be a per annum rate equal to the weighted average net mortgage rate for the group 2 mortgage loans. The pass-through rate for the Class 2-A-18 Certificates for the first distribution date will be a per annum rate of approximately 5.99456%.

(20)
The pass-through rate for the Class 2-A-19 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2012 will be a per annum rate equal to 0.50000%. Commencing with the interest accrual period related to the distribution date in July 2012, the pass-through rate for the Class 2-A-19 Certificates will be zero. The pass-through rate for the Class 2-A-19 Certificates for the first distribution date will be a per annum rate of approximately 0.50000%.

(21)
The pass-through rate for the Class 2-A-20 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2012 will be a per annum rate equal to the weighted average net mortgage rate for the group 2 mortgage loans minus 0.50000%.  Commencing with the interest accrual period related to the distribution date in July 2012, the pass-through rate for the Class 2-A-20 Certificates will be a per annum rate equal to the weighted average net mortgage rate for the group 2 mortgage loans. The pass-through rate for the Class 2-A-20 Certificates for the first distribution date will be a per annum rate of approximately 5.99456%.

(22)
The pass-through rate for the Class 2-A-21 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2012 will be a per annum rate equal to 0.50000%. Commencing with the interest accrual period related to the distribution date in July 2012, the pass-through rate for the Class 2-A-21 Certificates will be zero. The pass-through rate for the Class 2-A-21 Certificates for the first distribution date will be a per annum rate of approximately 0.50000%.

(23)
The pass-through rate for the Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class 3-A-4 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average net mortgage rate for the group 3 mortgage loans.  The pass-through rate for the Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class 3-A-4 Certificates for the first distribution date will be a per annum rate of approximately 6.34762%.

(24)
The pass-through rate for the Class 3-A-5 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2014 will be a per annum rate equal to the weighted average net mortgage rate for the group 3 mortgage loans minus 0.50000%.  Commencing with the interest accrual period related to the distribution date in July 2014, the pass-through rate for the Class 3-A-5 Certificates will be a per annum rate equal to the weighted average net mortgage rate for the group 3 mortgage loans. The pass-through rate for the Class 3-A-5 Certificates for the first distribution date will be a per annum rate of approximately 5.84762%.

(25)
The pass-through rate for the Class 3-A-6 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2014 will be a per annum rate equal to 0.50000%. Commencing with the interest accrual period related to the distribution date in July 2014, the pass-through rate for the Class 3-A-6 Certificates will be zero. The pass-through rate for the Class 3-A-6 Certificates for the first distribution date will be a per annum rate of approximately 0.50000%.

(26)
The pass-through rate for the Class 4-A-1, Class 4-A-2, Class 4-A-3 and Class 4-A-4 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average net mortgage rate for the group 4 mortgage loans.  The pass-through rate for the Class 4-A-1, Class 4-A-2, Class 4-A-3 and Class 4-A-4 Certificates for the first distribution date will be a per annum rate of approximately 6.66072%.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

(27)
The pass-through rate for the Class 4-A-5 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2017 will be a per annum rate equal to the weighted average net mortgage rate for the group 4 mortgage loans minus 0.50000%.  Commencing with the interest accrual period related to the distribution date in July 2017, the pass-through rate for the Class 4-A-5 Certificates will be a per annum rate equal to the weighted average net mortgage rate for the group 4 mortgage loans. The pass-through rate for the Class 4-A-5 Certificates for the first distribution date will be a per annum rate of approximately 6.16072%.

(28)
The pass-through rate for the Class 4-A-6 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2017 will be a per annum rate equal to 0.50000%. Commencing with the interest accrual period related to the distribution date in July 2017, the pass-through rate for the Class 4-A-6 Certificates will be zero. The pass-through rate for the Class 4-A-6 Certificates for the first distribution date will be a per annum rate of approximately 0.50000%.

(29)
The pass-through rate for the Class 4-A-7 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2017 will be a per annum rate equal to the weighted average net mortgage rate for the group 4 mortgage loans minus 1.00000%.  Commencing with the interest accrual period related to the distribution date in July 2017, the pass-through rate for the Class 4-A-7 Certificates will be a per annum rate equal to the weighted average net mortgage rate for the group 4 mortgage loans. The pass-through rate for the Class 4-A-7 Certificates for the first distribution date will be a per annum rate of approximately 5.66072%.

(30)
The pass-through rate for the Class 4-A-8 Certificates for the interest accrual period related to any distribution date to and including the distribution date in June 2017 will be a per annum rate equal to 1.00000%. Commencing with the interest accrual period related to the distribution date in July 2017, the pass-through rate for the Class 4-A-8 Certificates will be zero. The pass-through rate for the Class 4-A-8 Certificates for the first distribution date will be a per annum rate of approximately 1.00000%.

(31)
The pass-through rate for each class of aggregate group I subordinated certificates for any distribution date will be a per annum rate equal to the sum of: (1) the weighted average net mortgage rate on the group 1 mortgage loans multiplied by the Subordinated Portion for loan group 1 for that distribution date, (2) the weighted average net mortgage rate on the group 2 mortgage loans multiplied by the Subordinated Portion for loan group 2 for that distribution date, (3) the weighted average net mortgage rate on the group 3 mortgage loans multiplied by the Subordinated Portion for loan group 3 for that distribution date, and (4) the weighted average net mortgage rate on the group 4 mortgage loans multiplied by the Subordinated Portion for loan group 4 for that distribution date; divided by the sum of the Subordinated Portions in Aggregate Loan Group I as of that distribution date.  The “Subordinated Portion” for any loan group of aggregate loan group I and any distribution date will be an amount equal to the excess, if any, of the aggregate stated principal balance of the mortgage loans in the related loan group as of the end of the prepayment period related to the immediately preceding distribution date, over the aggregate class principal balance of the senior certificates in the related senior certificate group immediately prior to such distribution date.  The pass-through rate for each class of aggregate group I subordinated certificates for the first distribution date will be a per annum rate of approximately 6.46870%.

(32)	The depositor has not requested that this class of certificates be rated by this rating agency.

(33)
The Class P-1 Certificates will receive all payments in respect of prepayment penalties on the mortgage loans in aggregate group I mortgage loans, and are not entitled to receive any distributions of interest.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

This information should be read in conjunction with the Free Writing Prospectus dated November 12, 2007 (the “Free Writing Prospectus”)

Issuing Entity:	Morgan Stanley Mortgage Loan Trust 2007-15AR.

Depositor:	Morgan Stanley Capital I Inc. The offered certificates will be issued under the depositor’s registration statement (File No. 333-130684 with the Securities and Exchange Commission).

Sponsor:	Morgan Stanley Mortgage Capital Holdings LLC

Originators:
Morgan Stanley Mortgage Capital Holdings LLC, the Sponsor, is expected to be the originator for approximately [70.18%], [56.91%] [37.50%] and [63.73%] of the Mortgage Loans in Loan Group 1 (the “Group 1 Mortgage Loans”), Loan Group 2 (the “Group 2 Mortgage Loans”), Loan Group 3 (the “Group 3 Mortgage Loans”) and Loan Group 4 (the “Group 4 Mortgage Loans”) respectively, by principal balance.

American Home Mortgage Corp. is expected to be the originator for approximately [20.40%], [24.26%] [39.87%] and [26.11%] of the Mortgage Loans in Loan Group 1 (the “Group 1 Mortgage Loans”), Loan Group 2 (the “Group 2 Mortgage Loans”), Loan Group 3 (the “Group 3 Mortgage Loans”) and Loan Group 4 (the “Group 4 Mortgage Loans”) respectively, by principal balance.   See Exhibit 2

Fifth Third Bank is expected to be the originator for approximately [15.56%] of the Mortgage Loans in Loan Group 3.

No other entity is expected to be the originator of more than 10% of the Group 1, Group 2, Group 3 or Group 4 Mortgage Loans by principal balance.

Servicers:
Saxon Mortgage Services Inc is expected to be the servicer of approximately [87.42%], [81.77%], [77.48%] and [85.31%] of the Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4, respectively.  Please see the section SERVICING OF THE MORTGAGE LOANS – Saxon Mortgage Services Inc. in the Free Writing Prospectus.

Fifth Third Bank is expected to be the servicer for approximately [15.56%] of the Mortgage Loans in Loan Group 3.

No other servicer is expected to be servicing more than 10% of the Group 1, Group 2, Group 3 or Group 4 Mortgage Loans by principal balance.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Servicing Fee:
The Servicing Fee Rate for Group 1 is expected to be between 0.250% to 0.375%.  As of the cut-off date the weighted average Servicing Fee Rate for the Group 1 Mortgage Loans is expected to be approximately 0.363% per annum.

The Servicing Fee Rate for Group 2 is expected to be between 0.250% to 0.375%.  As of the cut-off date the weighted average Servicing Fee Rate for the Group 2 Mortgage Loans is expected to be approximately 0.257% per annum.

The Servicing Fee Rate for Group 3 is expected to be between 0.250% to 0.375%.  As of the cut-off date the weighted average Servicing Fee Rate for the Group 3 Mortgage Loans is expected to be approximately 0.270% per annum.

As of the cut-off date the Servicing Fee Rate for the Group 4 Mortgage Loans is expected to be 0.250% per annum.

For its compensation the master servicer will receive reinvestment income on amounts on deposit for the period from between the servicer remittance date and the Distribution Date.  From its compensation, the master servicer will pay the fees of the Securities Administrator, the Trustee and any Custodians’ ongoing (safekeeping and loan file release only) fees.

Servicer Remittance Date:	Generally, the 18th of the month in which the Distribution Date occurs.

Master Servicer/ Securities Administrator:	Wells Fargo Bank, National Association.

Trustee:	LaSalle Bank, National Association.

Managers:	Morgan Stanley (sole lead manager).

Rating Agencies:	The Offered Certificates are expected to be rated by two out of the three major rating agencies: Standard & Poor’s, Moodys Investors Service, Inc. and Fitch Ratings.

Offered Certificates:
The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14, Class 2-A-15, Class 2-A-16, Class 2-A-17, Class 2-A-18, Class 2-A-19, Class 2-A-20, Class 2-A-21, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5, Class 3-A-6, Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 4-A-4, Class 4-A-5, Class 4-A-6, Class 4-A-7 and Class 4-A-8 Certificates.

Senior Certificate Group:	The Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates and Group 4 Senior Certificates.

Senior Certificates:	Collectively, the Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates and Group 4 Senior Certificates.

Group 1 Senior Certificates:
The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5 and Class 1-A-6 Certificates and any classes of Certificates resulting from the division of the Group 1 Senior Certificates and having a distribution priority over the Aggregate Group I Subordinate Certificates.  Portions of certain Classes of the Group 1 Senior Certificates may be exchanged for other Classes of Group 1 Senior Certificates to the extent described in the prospectus supplement.

Group 2 Senior Certificates:
The Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14, Class 2-A-15, Class 2-A-16, Class 2-A-17, Class 2-A-18, Class 2-A-19, Class 2-A-20 and Class 2-A-21 Certificates and any classes of Certificates resulting from the division of the Group 2 Senior Certificates and having a distribution priority over the Aggregate Group I Subordinate Certificates.  Portions of certain Classes of the Group 2 Senior Certificates may be exchanged for other Classes of Group 2 Senior Certificates to the extent described in the prospectus supplement.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Group 3 Senior Certificates:
The Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5 and Class 3-A-6 Certificates and any classes of Certificates resulting from the division of the Group 3 Senior Certificates and having a distribution priority over the Aggregate Group I Subordinate Certificates.  Portions of certain Classes of the Group 3 Senior Certificates may be exchanged for other Classes of Group 3 Senior Certificates to the extent described in the prospectus supplement.

Group 4 Senior Certificates:
The Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 4-A-4, Class 4-A-5, Class 4-A-6, Class 4-A-7 and Class 4-A-8 Certificates and any classes of Certificates resulting from the division of the Group 4 Senior Certificates and having a distribution priority over the Aggregate Group I Subordinate Certificates.  Portions of certain Classes of the Group 4 Senior Certificates may be exchanged for other Classes of Group 4 Senior Certificates to the extent described in the prospectus supplement.

Notional Amount Certificates:	The Class 1-A-6, Class 2-A-11, Class 2-A-13, Class 2-A-15, Class 2-A-17, Class 2-A-19, Class 2-A-21, Class 3-A-6, Class 4-A-6 and Class 4-A-8 Certificates.

Class I-B Certificates:	The Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, and Class I-B-6 Certificates.

Aggregate Group I Subordinate Certificates:	The Class I-B Certificates.

Aggregate Group I Certificates:
The Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates and Group 4 Senior Certificates, and the Aggregate Group I Subordinate Certificates.  Such certificates may be referred to individually or collectively as certificates in “Aggregate Group I.”

Other Certificates:
It is anticipated that other classes of certificates will be issued by the Issuing Entity, including other groups of Senior Certificates (each a “Senior Certificate Group”), and other groups of subordinate certificates (each an “Aggregate Subordinated Certificate Group”).  There will be no cross collateralization between the Aggregate Group I Certificates and any other classes of certificates.

Relationship between Loan Groups and Certificate Groups:
The certificates with a “1” prefix are sometimes referred to as the group 1 senior certificates and they correspond to the mortgage loans in loan group 1.  The certificates with a “2” prefix are sometimes referred to as the group 2 senior certificates and they correspond to the mortgage loans in loan group 2.  The certificates with a “3” prefix are sometimes referred to as the group 3 senior certificates and they correspond to the mortgage loans in loan group 3.  The certificates with a “4” prefix are sometimes referred to as the group 4 senior certificates and they correspond to the mortgage loans in loan group 4.  Aggregate Group I Subordinate Certificates relate to loan group 1, loan group 2, loan group 3, and loan group 4.

Expected Closing Date:	November 30, 2007 through DTC and, upon request only, through Euroclear or Clearstream.

Cut-off Date:	November 1, 2007.

Forms and Denomination:	The Offered Certificates will be issued in book-entry form and in minimum dollar denominations of $25,000, with an additional increment of $1,000.

CPR:	“CPR” represents an assumed constant rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. See Exhibit 1.

Prepayment Assumption:	25% CPR.

Record Date:	For each class of certificates and any distribution date, the last business day of the calendar month immediately prior to the month in which that distribution date occurs

Accrual Period:
The interest accrual period (the “Accrual Period”) for each class of certificates and any distribution date is the calendar month immediately prior to the month in which the relevant distribution date occurs.  Interest is required to be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distribution Dates:	The 25th of each month, or if such day is not a business day, on the next business day, beginning in December 2007.

Last Scheduled Distribution Date:	The Distribution Date occurring in [November 2037].

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Clean-Up Call:
The terms of the transaction allow for a purchase of the Aggregate Loan Group I Mortgage Loans by the master servicer resulting in the retirement of the Certificates once the aggregate principal balance of the Aggregate Loan Group I Mortgage Loans is equal to 1% or less of aggregate principal balance of the Aggregate Loan Group I Mortgage Loans as of the Cut-off Date (the “Clean-Up Call Date”). The Master Servicer may assign its Clean-up Call right to a third party.

Aggregate Loan Groups:
Aggregate Loan Group I consists of mortgage loans from Group 1, Group 2, Group 3 and Group 4 (The “Aggregate Loan Group I Mortgage Loans”).

Aggregate Loan Group II consists of mortgage loans from Group 5 and Group 6.  (The “Aggregate Loan Group II Mortgage Loans”).  Certificates related to the Aggregate Group II Mortgage Loans are not offered hereby.

Group 1 Mortgage Loans:
As of the Cut-off Date, the Group 1 Mortgage Loans consist of 58 hybrid adjustable rate residential, first-lien mortgage loans.  The aggregate principal balance of the Group 1 Mortgage Loans as of the Cut-off Date will be approximately $20,818,576.

Group 2 Mortgage Loans:
As of the Cut-off Date, the Group 2 Mortgage Loans consist of 1057 hybrid adjustable rate residential, first-lien mortgage loans.  The aggregate principal balance of the Group 2 Mortgage Loans as of the Cut-off Date will be approximately $425,130,000.

Group 3 Mortgage Loans:
As of the Cut-off Date, the Group 3 Mortgage Loans consist of 154 hybrid adjustable rate residential, first-lien mortgage loans.  The aggregate principal balance of the Group 3 Mortgage Loans as of the Cut-off Date will be approximately $62,259,962.

Group 4 Mortgage Loans:
As of the Cut-off Date, the Group 4 Mortgage Loans consist of 118 hybrid adjustable rate residential, first-lien mortgage loans.  The aggregate principal balance of the Group 4 Mortgage Loans as of the Cut-off Date will be approximately $49,051,954.

Substitution Adjustment Amount:
The amount by which the balance of any Mortgage Loan that is repurchased from the trust exceeds the balance of any Mortgage Loan which is then substituted.  The entity substituting for a Mortgage Loan is required to deposit into the trust the Substitution Adjustment Amount.

Liquidated Mortgage Loan:	A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the related Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

Realized Loss:
A “Realized Loss” for a Liquidated Mortgage Loan is the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

REO Property:	Real estate owned by the issuing entity.

Depositor’s Option to Purchase Breached Mortgage Loans:	The Depositor has the option, but is not obligated, to purchase from the Issuing Entity any Breached Mortgage Loan at the Purchase Price provided that certain conditions are met.

Breached Mortgage Loan:
A Mortgage Loan (a) (i) on which the first payment was not made or (ii) that has been delinquent one or two times in the six months following the Cut-off Date and (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for same or other period time specified in such representation or warranty (a)(ii), exists.

Purchase Price:
Purchase Price shall be 100% of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the Servicers or the Master Servicer related to the Mortgage Loan.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Delinquency:
As calculated using the MBA methodology, as of the cut-off date, none of the Aggregate Group I were more than 30 days delinquent.  No more than 1% of the Aggregate Group I Mortgage Loans by aggregate stated principal balance as of the cut-off date have been delinquent 30 days or more at least once since they were originated.  None of the Aggregate Group I Mortgage Loans have been 60 or more days delinquent since they were originated.  See Exhibit 1.

Class Principal Balance:
The “Class Principal Balance” of any Class of Certificates as of any Distribution Date is the initial Class Principal Balance of the Class listed on page 2 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of Certificates on the Class as payments of principal, and (ii) the amount of Realized Losses (including Excess Losses) on the Mortgage Loans in the related Loan Group allocated to the Class.

Due Date:
“Due Date” means, with respect to a Mortgage Loan, the day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:
“Prepayment Period” generally means for any Mortgage Loan (other than the Mortgage Loans serviced by Saxon Mortgage Services Inc.) and any Distribution Date, the calendar month preceding that Distribution Date.  “Prepayment Period” generally means for any Mortgage Loan serviced by Saxon Mortgage Services Inc. and any Distribution Date, the period beginning on the 16th day of the preceding month (or, if the immediately preceding prepayment period ended on a later day, that later day) immediately preceding the month in which such Distribution Date occurs and ending on the 15th day of the calendar month in which such Distribution Date occurs.

Principal Amount:
The “Principal Amount” for any Distribution Date and each of Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4 will equal the sum of:

1. all monthly payments of principal due on each Mortgage Loan (other than a liquidated mortgage loan) in the related Loan Group on the related Due Date,

2. the principal portion of the purchase price of each Mortgage Loan in that Loan Group that was repurchased by the Depositor pursuant to the Pooling and Servicing Agreement, the Seller pursuant to the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement or the related Originator pursuant to the related underlying mortgage loan purchase agreement as of the Distribution Date,

3. the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in the related Loan Group received with respect to the Distribution Date,

4. any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans  in the related Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

5. with respect to each Mortgage Loan  in the related Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

6. all partial and full principal prepayments by borrowers on the Mortgage Loans in the related Loan Group received during the related Prepayment Period, and

7. any subsequent recoveries (as further described in the Free Writing Prospectus under “Servicing of the Mortgage Loan – Subsequent Recoveries”) on the Mortgage Loans allocated to principal in the related Loan Group received during the calendar month preceding the month of the Distribution Date.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Senior Principal Distribution Amount:
The “Senior Principal Distribution Amount” for any Distribution Date and Loan Group will equal the sum of

• the related Senior Percentage of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that Loan Group and that Distribution Date,

• for each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

• the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

• either (i) the related Senior Prepayment Percentage of the amount of the liquidation proceeds described in clause 5. of the Principal Amount of that Loan Group and Distribution Date allocable to principal received on the Mortgage Loan or (ii) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the related Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

• the sum of the related Senior Prepayment Percentage of amounts described in clauses 6. and 7. of the definition of Principal Amount for that Loan Group and that Distribution Date; and,

• any transfer payments received for that Loan Group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan in that Loan Group that is not a Liquidated Mortgage Loan, that Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss.

The Aggregate Group I Certificates-Transfer Payments
Transfer Payments may result from disproportionate principal payments. On each Distribution Date after the first related Senior Termination Date but prior to the earlier of the related Senior Credit Support Depletion Date and the third related Senior Termination Date, all principal on the Mortgage Loans in a Loan Group of Aggregate Group I Mortgage Loans will be paid on a pro rata basis, based on Class Principal Balance, to the Aggregate Group I Senior Certificates then outstanding relating to the other Loan Groups of Aggregate Group I Mortgage Loans. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate Subordinated Percentage for the Aggregate Group I Subordinated Certificates for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage the Aggregate Group I Subordinated Certificates as of the closing date and (b) the aggregate Stated Principal Balance of all of the Aggregate Group I Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Principal Balance of the Aggregate Group I Subordinated Certificates, is less than 50%. If principal from one Loan Group of Aggregate Group I Mortgage Loans is distributed to the Aggregate Group I Senior Certificates of another Loan Group according to this paragraph, the Aggregate Group I Subordinated Certificates will not receive that principal amount on that Distribution Date.

Transfer Payments may result from disproportionate Realized Losses in one Loan Group. If on any Distribution Date the aggregate Class Principal Balance of the Aggregate Group I Senior Certificates related to a Loan Group of Aggregate Group I Mortgage Loans immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group of Aggregate Group I Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date (the “Undercollateralized Group”), then the following will occur:

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

•  the Available Funds in each other Loan Group of Aggregate Group I Mortgage Loans that is not an Undercollateralized Group (each, an “Overcollateralized Group”) will be reduced, after distributions of interest to the Aggregate Group I Senior Certificates of the Overcollateralized Group, by an amount equal to one month’s interest on the Transfer Payment Received by the Undercollateralized Group at the pass-through rate applicable to the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

•  the portion of the Available Funds in respect of principal on the Mortgage Loans in the Overcollateralized Group of Aggregate Group I Mortgage Loans, after distributions of principal to the Aggregate Group I Senior Certificates of each Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the Aggregate Group I Senior Certificates of each Undercollateralized Group until the Class Principal Balance of the Senior Certificates of each Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group of Aggregate Group I Mortgage Loans

Consequently, the Aggregate Group I Subordinated Certificates will not receive any distributions of principal until each Undercollateralized Group of Aggregate Group I Mortgage Loans is no longer undercollateralized. If more than one Loan Group of Aggregate Group I Mortgage Loans on any Distribution Date is entitled to a Transfer Payment Received, such Transfer Payments shall be allocated among such Loan Groups, pro rata, on the basis of the amount by which the aggregate Class Principal Balance of the related Aggregate Group I Senior Certificates immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group on the Due Date in the month preceding the month of such Distribution Date. If more than one Loan Group of Aggregate Group I Mortgage Loans on any Distribution Date is required to make a Transfer Payment Made, such Transfer Payments shall be allocated among such Loan Groups of Aggregate Group I Mortgage Loans, pro rata, on the basis of the Class Principal Balance of the related Aggregate Group I Senior Certificates.
On each Distribution Date, the “Transfer Payment” for the Undercollateralized Group of Aggregate Group I Mortgage Loans will equal the excess, if any, of the Class Principal Balance of the Aggregate Group I Senior Certificates immediately prior to such Distribution Date over the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group of Aggregate Group I Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date. The Transfer Payment received by the Undercollateralized Group is referred to as a “Transfer Payment Received.” The Transfer Payment made by the Overcollateralized Group is referred to as a “Transfer Payment Made.”

All or a portion of the distributions to the Aggregate Group I Senior Certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

Senior Percentage:
The “Senior Percentage” for any Senior Certificate Group and Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Balances of each Class of Senior Certificates of such Senior Certificate Group immediately before that Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in the related Loan Group as of the Due Date occurring in the month prior to the month of that Distribution Date; provided, however, that on any Distribution Date after the third related Senior Termination Date, in the case of the Aggregate Group I Certificates, the Senior Percentage of the remaining Senior Certificate Group in Aggregate Certificate Group I is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of each class of Senior Certificates of such remaining Senior Certificate Group immediately prior to such Distribution Date and the denominator of which is the aggregate Class Principal Balance of all Classes of Certificates in that Aggregate Certificate Group immediately prior to such Distribution

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Date.

For any Distribution Date on and prior to the third related Senior Termination Date, the “Subordinated Percentage” for the portion of the Aggregate Group I Subordinated Certificates relating to Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4 as applicable, in each case will be calculated as the difference between 100% and the Senior Percentage of the Senior Certificate Group relating to that Loan Group on such Distribution Date. After the third related Senior Termination Date, the Subordinated Percentage for the Aggregate Group I Subordinated Certificates will represent the entire interest of the Aggregate Group I Subordinated Certificates in Aggregate Loan Group I and will be calculated as the difference between 100% and the Senior Percentage for the Aggregate Group I Senior Certificates for such Distribution Date.

The “Aggregated Subordinated Percentage” for any Distribution Date and Aggregate Loan Group is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Principal Balance of the Subordinated Certificates in the related Aggregate Certificate Group immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans in that Aggregate Loan Group as of the Due Date in the month preceding the month of such Distribution Date.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Senior Prepayment Percentage:
The “Senior Prepayment Percentage” of a Senior Certificate Group for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior Certificates in Aggregate Group I (other than the Notional Amount Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the Aggregate Group I Mortgage Loans evidenced by the Aggregate Group I Subordinate Certificates. Increasing the respective interest of the Aggregate Group I Subordinated Certificates relative to the Senior Certificates in Aggregate Group I is intended to preserve the availability of the subordination provided by the Aggregate Group I Subordinate Certificates.

The Senior Prepayment Percentage for any Distribution Date and any Senior Certificate Group occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the  Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the  related Senior Percentage plus 20% of the Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date (unless on any Distribution Date the related Senior Percentage of a Senior Certificate Group exceeds the Senior Percentage of such Senior Certificate Group as of the Closing Date, in which case the Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

Notwithstanding the preceding paragraph, if (x) on or before the Distribution Date in December 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage for the Aggregate Group I Subordinated Certificates as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Aggregate Group I Mortgage Loans do not exceed 20% of the related original subordinate principal balance, the Senior Prepayment Percentage for each Senior Certificate Group in Aggregate Group I will equal the Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage and (y) after the Distribution Date in December 2010, the Aggregate Subordinated Percentage for the related Aggregate Group I Subordinate Certificates is at least 200% of the Aggregate Subordinated Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Aggregate Loan Group I Mortgage Loans do not exceed 30% of the original subordinate principal balance (the “Two Times Test”), the Senior Prepayment Percentage for each Senior Certificate Group in Aggregate Loan Group I will equal the Senior Percentage.

Senior Termination Date:
The “Senior Termination Date” for a Senior Certificate Group is the Distribution Date on which the aggregate Class Principal Balance of the Senior Certificates of such Senior Certificate Group is reduced to zero.

Credit Enhancement:
Credit enhancement will be provided by:
•  The subordination of one or more classes of the securities of the related Aggregate Certificate Group
•  The preferential allocation of some or all of the prepayments on the Aggregate Loan Group I Mortgage Loans to the Aggregate Group I Senior Certificates in order to increase the level of subordination in the trust related to the Aggregate Group I Senior Certificates.

Net Mortgage Rate:	The “Net Mortgage Rate” with respect to any Mortgage Loan is the related Mortgage Rate minus the related Servicing Fee Rate and lender paid mortgage insurance, if any.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Loss and Delinquency Tests:
Notwithstanding the foregoing, no decrease in the related Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:
•  the outstanding principal balance of (x) all Mortgage Loans  in Aggregate Loan Group I delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the trust fund and Mortgage Loans the mortgagors of which are in bankruptcy), (y) Mortgage Loans the mortgagors of which are in bankruptcy, and (z) for a period of 12 months following the date of the most recent modification or the date of purchase, as applicable: (1) to the extent reported by the related Servicer, any Mortgage Loans that is modified by that Servicer, and (2) any Mortgage Loan that was repurchased by the related Originator or the Seller because of a breach of a representation or warranty made regarding that Mortgage Loans, (averaged over the preceding six month period), as a percentage of the aggregate Class Principal Balance of the Aggregate Group I Subordinated Certificates, does not equal or exceed 50%, and
•  cumulative Realized Losses on the Mortgage Loans in Aggregate Loan Group I do not exceed
(a)  commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of the aggregate Class Principal Balance of the related Aggregate Subordinated Certificates as of the Closing Date (with respect to the Aggregate Subordinated Certificates, the “original subordinate principal balance”),
(b)  commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,
(c)  commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,
(d)  commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and
(e)  commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

Allocation of Realized Losses:
Any realized losses (other than Excess Losses) on the Mortgage Loans in a Loan Group in Aggregate Loan Group I will be allocated as follows: first, to the related Aggregate Subordinate Certificates in reverse order of their numerical Class designations, in each case until the respective class principal balance thereof has been reduced to zero; and thereafter, to the Senior Certificates of the related Senior Certificate Group, except that:

•  any Realized Losses on the Group 1 Mortgage Loans that would otherwise be allocated to the Class 1-A-1 Certificates (including any Classes of Exchangeable Certificates for which this Class of Certificates can be deposited in exchange) will instead be allocated to the Class 1-A-2 Certificates, until its Class Principal Balance is reduced to zero.

•  after the Class Principal Balance of the Class 1-A-2 Certificates is reduced to zero, any Realized Losses on the Group 1 Mortgage Loans that would otherwise be allocated to the Class 1-A-3 Certificates will instead be allocated to the Class 1-A-4 Certificates, until its Class Principal Balance is reduced to zero.

•  all Realized Losses on the Group 2 Mortgage Loans will be allocated sequentially, to the Class 2-A-4, Class 2-A-3, Class 2-A-2 and Class 2-A-1 Certificates, in each case including any Classes of Exchangeable Certificates for which these Classes of Certificates can be deposited in exchange, in that order, until their respective Class Principal Balances are reduced to zero.

•  any Realized Losses on the Group 3 Mortgage Loans that would otherwise be allocated to the Class 3-A-1 Certificates (including any Classes of Exchangeable Certificates for which this Class of Certificates can be deposited in exchange) will instead be allocated to the Class 3-A-2 Certificates, until its Class Principal Balance is reduced to zero.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

•  after the Class Principal Balance of the Class 3-A-2 Certificates is reduced to zero, any Realized Losses on the Group 3 Mortgage Loans that would otherwise be allocated to the Class 3-A-3 Certificates will instead be allocated to the Class 3-A-4 Certificates, until its Class Principal Balance is reduced to zero.

•  any Realized Losses on the Group 4 Mortgage Loans that would otherwise be allocated to the Class 4-A-1 Certificates (including any Classes of Exchangeable Certificates for which this Class of Certificates can be deposited in exchange) will instead be allocated to the Class 4-A-2 Certificates, until its Class Principal Balance is reduced to zero.

•  after the Class Principal Balance of the Class 4-A-2 Certificates is reduced to zero, any Realized Losses on the Group 4 Mortgage Loans that would otherwise be allocated to the Class 4-A-3 Certificates will instead be allocated to the Class 4-A-4 Certificates, until its Class Principal Balance is reduced to zero.

On each Distribution Date, Excess Losses on the Mortgage Loans in a Loan Group in Aggregate Loan Group I will be allocated pro rata among the Classes of Senior Certificates of the related Senior Certificate Group and the Aggregate Group I Subordinated Certificates as follows: (i) in the case of the Senior Certificates, the Senior Percentage of such Excess Loss will be allocated among the Classes of Senior Certificates (other than the Notional Amount Certificates) in the related Senior Certificate Group pro rata based on their Class Principal Balances immediately prior to that Distribution Date and (ii) in the case of the Aggregate Group I Subordinated Certificates, the Subordinated Percentage of such Excess Loss will be allocated among the Classes of Aggregate Group I Subordinated Certificates pro rata based on each Class’ share of the related Subordinated Portion for the related Loan Group.

Excess Loss:	“Excess Losses” are special hazard, fraud or bankruptcy losses that exceed levels specified by the Rating Agencies based on their analysis of the Mortgage Loans.

Senior Credit Support Depletion Date:
The “Senior Credit Support Depletion Date” for the Aggregate Group I Senior Certificates is the date on which the aggregate Class Principal Balance of the Aggregate Group I Subordinated Certificates has been reduced to zero.

Certificate Priority of Distributions:
With respect to any Distribution Date, from the Senior Principal Distribution Amount for the Group 1 Mortgage Loans sequentially as follows:

1.  To the Class A-R Certificates until retired.

2.  Concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, prorata until retired.

With respect to any Distribution Date, from the Senior Principal Distribution Amount for the Group 2 Mortgage Loans, concurrently, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, prorata until retired.

With respect to any Distribution Date, from the Senior Principal Distribution Amount for the Group 3 Mortgage Loans, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, prorata until retired.

With respect to any Distribution Date, from the Senior Principal Distribution Amount for the Group 4 Mortgage Loans, concurrently to the Class 4-A-1 and Class 4-A-2 Certificates, prorata until retired.

Trust Tax Status:	One or more REMICs.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

ERISA Eligibility:
The Senior Certificates (other than the Class 1-A-2, Class 1-A-4, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-6, Class 2-A-7, Class 3-A-2, Class 3-A-4, Class 4-A-2, Class 4-A-4 and Class A-R Certificates) may be purchased or held by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as certain conditions are met. The other classes of offered certificates may not be purchased or held by employee benefit plans or other retirement arrangements unless such purchase or holding is made by an insurance company using funds contained in an insurance company general account and so long as certain requirements are met.

SMMEA Eligibility:
It is anticipated that the Offered Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Registration Statement and Prospectus:
This term sheet does not contain all information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.
The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt

Risk Factors:
PLEASE SEE “RISK FACTORS” IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT AND IN THE FREE WRITING PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY MORTGAGE LOAN TRUST 2007-15AR TRANSACTION REFERRED FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Additional Risk Factors:
In addition to the Section in the Free Writing Prospectus entitled “Risk Factors” please consider the following:

At the end of October 2007, a number of wildfires swept through significant portions of Southern California and caused physical damage.  The Federal Emergency Management Agency issued a Major Disaster Declaration for the State of California for Wildfires covering Los Angeles, Orange, Riverside, San Bernadino, San Diego, Santa Barbara and Ventura Counties.  The seller or the related originator, as applicable, will represent and warrant as of the closing date that no mortgaged property has been damaged so as to materially affect that value of the mortgaged property.  In the event of a breach of that representation and warranty, the seller or the related originator, as applicable, will be obliged to repurchase or substitute for the related mortgage loan.  Any damage to a mortgaged property that secures a mortgage loan in the trust fund occurring after the closing date as a result of any other fire or natural disaster will not cause a breach of this representation and warranty.  Any repurchase would have the effect of increasing the rate or principal payment on the certificates.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Static Pool Information:
Information concerning the sponsor’s prior residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/Prime_AltA.html.  On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet.  Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet.  In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

In addition, information concerning the performance of the Mortgage Loans originated and serviced by MSCC in the sponsor’s prior residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/MSCC.html.  On this website, you can view delinquency, cumulative loss, and prepayment information by vintage year for these Mortgage Loans for the past two years or if originated less than two years ago, since origination.  In addition, the performance information relating to the Mortgage Loans described above may have been influenced by factors beyond MSCC’s control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loans securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

EXHIBIT 1

The mortgage rate (the “Mortgage Rate”) of each of the Mortgage Loans with an adjustable Mortgage Rate will be fixed for a certain period of time after the origination of that Mortgage Loan (which, in the case of certain Group 1 Mortgage Loans may be as short as six months). Each mortgage note for the Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, either semi-annually or annually thereafter, depending on the terms of the related mortgage note (each such date, an “Adjustment Date”), to equal the sum of, rounded to the nearest 0.125% of (1):

 • if such Mortgage Rate adjusts based upon the Six-Month LIBOR Index, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the “Six-Month LIBOR Index”); or

• if such Mortgage Rate adjusts based upon the One-Year LIBOR Index, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the “One-Year LIBOR Index”); or

 • if such Mortgage Rate adjusts based upon the One-Year CMT Index, the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the day specified in the related Mortgage Note (the “One-Year CMT Index”, and each of the Six-Month LIBOR Index, the One-Year LIBOR Index and the One-Year CMT Index, a “Mortgage Index”),

The “Loan-to-Value Ratio” of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the “FICO Scores” tables above, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) prepayments of principal and liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period.

The model used in this preliminary termsheet with respect to the Mortgage Loans assumes a constant prepayment rate (“CPR”), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. 0% CPR assumes no prepayments. No prepayment assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant prepayment rate. While it is assumed that each of the Mortgage Loans prepays at the specified percentages of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to or on behalf of the Trustee and characteristics of the mortgage loans used in preparing the tables.

Under the MBA method, a loan would be considered delinquent if the payment had not been received by the end of the day immediately preceding the loan’s next due date (generally the last day of the month which the payment was due). Using the example above, a loan with a due date of 8/1/02, with no payment received by the close of business on 8/31/02, would have been reported as delinquent on the September statement to certificateholders. Foreclosure and REOs are treated identically under both methods.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

EXHIBIT 2

American Home Mortgage Corp.

The following information was derived from publicly available sources generally describing American Home.  Because American Home is in bankruptcy we are unable to obtain additional information.

American Home Mortgage Corp. (“American Home”) is a New York corporation that until recently operated as a mortgage origination company, primarily engaged in the origination (and some servicing) of residential mortgage loans generally secured by one- to four-family dwellings.  American Home began originating mortgage loans since its incorporation in 1988, and originated fixed rate mortgage loans and adjustable-rate mortgage loans, or ARMs until shortly before it filed a Chapter 11 petition in the United States Bankruptcy Court for the District of Delaware.  American Home operated as a taxable REIT subsidiary of American Home Mortgage Investment Corp., a Maryland corporation (“AHMIT”), which elected to be treated as a REIT for federal income tax purposes. The principal executive offices of American Home were located at 538 Broadhollow Road, Melville, New York 11747.

As set forth in a Form 8-K filed by AHMIT on August 9, 2007, on August 6, 2007, AHMIT, together with certain of its subsidiaries including American Home, filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (American Home Mortgage Holdings, Inc., a Delaware corporation, et al. Case No. 07-11047(CSS)). In the Form 8-K AHMIT stated, among other things, that it and its affiliates ceased taking mortgage applications on August 1, 2007 and separated all production employees on August 3, 2007, although it continued to maintain its thrift and servicing businesses.  In conjunction with the bankruptcy petition, WL Ross & Co. LLC through an affiliate agreed to provide American Home certain debtor-in-possession financing.  As set forth in a Form 8-K filed by AHMIT on September 28, 2007, on September 25, 2007, AHMIT and its subsidiaries, American Home Mortgage Corp. and American Home Mortgage Servicing, Inc., entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with AH Mortgage Acquisition Co., Inc. (the “Stalking Horse”), an entity newly formed by WL Ross & Company, LLC, for the sale of AHMIT’s mortgage servicing assets and mortgage servicing platform.  Pursuant to the Asset Purchase Agreement, the Stalking Horse only assumed certain limited prepetition obligations of the debtors, which generally did not include any obligation to repurchase mortgage loans in the event of a breach of a representation or warranty. On October 30, 2007, the Bankruptcy Court entered an order approving the sale to the Stalking Horse, although that order has been appealed by certain of AHMIT’s creditors.

American Home Mortgage Corp.’s Underwriting Guidelines.  At the time the Sponsor purchased the American Home Mortgage Loans from American Home, American Home made a representation to the Sponsor that the American Home Mortgage Loans were originated pursuant to American Home’s underwriting guidelines.  The following information was derived from publicly available sources generally describing American Home’s underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting standards and its Alt-A underwriting guidelines.  Because American Home is in bankruptcy we are unable to obtain additional information regarding their underwriting guidelines.

The mortgage loans purchased from American Home have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (“FHA”), the Department of Veterans Affairs (“VA”), the US Department of Agriculture Guaranteed Rural Housing Program (“GRH”), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

American Home’s non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the Department of Veterans Affairs.

American Home’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

American Home underwrites a borrower’s creditworthiness based solely on information that American Home believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

The non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products the borrower may not be required to verify employment income, assets required to close or both.  For some other Alt-A products the borrower is not required to provide any information regarding employment income, assets required to close or both.  Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

American Home obtains a credit report that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report.  A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores, as a group, generally have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home’s non-conforming loan guidelines for these loans is 620 and the average is typically over 700.  For American Home Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last 12 months.

In addition to reviewing the borrower’s credit history and credit score, American Home’s underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over thirty days after the due date for the most recent twelve months. In general, for Alt-A loans the borrower may have no more than one payment that was made over thirty days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae’s Desktop Underwriter or Freddie Mac’s Loan Prospector automated underwriting systems or they have been manually underwritten by American Home’s underwriters. American Home’s Alt-A loan products have been approved manually by contract underwriters provided by certain mortgage insurance companies. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense on an ongoing basis.  Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every American Home mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, each appraisal is reviewed for accuracy and consistency by an American Home underwriter or a mortgage insurance company contract underwriter.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, American Home requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels.  For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting.  Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation.   Therefore, each case is weighed individually on its own merits and exceptions to American Home’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

TERM SHEET DISCLAIMER

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”).  This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report.  Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

This material may have been prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein.  The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein.  Trading desk materials are not independent of the proprietary interests of Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material.

This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted.
Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not,  may not be offered or sold absent an exemption therefrom.  Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors.  This material has been prepared and issued by Morgan Stanley for intended distribution to market professionals and institutional investor clients.  Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction.  You should consider this material as only a single factor in making an investment decision.

Options are not for everyone.  Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument.  A secondary market may not exist for these securities.  For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication ‘Characteristics and Risks of Standardized Options,’ which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors.  There may be time limitations on the exercise of options or other rights in securities/instruments transactions.  Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized.  Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates.  Other events not taken into account may occur and may significantly affect the projections or estimates.  Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan Stanley does not represent that any such assumptions will reflect actual future events.  Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein.   Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure.  For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority’s rules). In Japan, this communication is directed to the sophisticated institutional investors as defined under the Foreign Broker Dealer Law of Japan and the ordinances thereunder.  The trademarks and service marks contained herein are the property of their respective owners.

This material may not be sold or redistributed without the prior written consent of Morgan Stanley.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Termsheet
$146,403,000
Approximate

Morgan Stanley Mortgage Loan Trust 2007-15AR
(Issuing Entity)

Mortgage Pass-Through Certificates, Series 2007-15AR
Group 5 and Group 6 Senior Certificates

Morgan Stanley Mortgage Capital Holdings LLC
(Seller and Sponsor)

Morgan Stanley Capital I Inc.
(Depositor)
IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued.  In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein.  This is not a research report and was not prepared by the Morgan Stanley research department.  It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel.  This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws.  Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

MORGAN STANLEY Securitized Products Group	November 30, 2007

[$1,46,403,000](Approximate)
Morgan Stanley Mortgage Loan Trust 2007-15AR
(Issuing Entity)

Mortgage Pass-Through Certificates, Series 2007-15AR
Group 5 and Group 6 Senior Certificates

Morgan Stanley Mortgage Capital Holdings LLC
(Seller and Sponsor)

Morgan Stanley Capital I Inc.
(Depositor)

Wells Fargo Bank, National Association
(Master Servicer)

Transaction Highlights

							Initial Rating of the Certificates (2)
Class	Initial PrincipalBalance (1)	Pass- Through Rate	Principal Types	Accrual Period	Interest Accrual Convention	Minimum Denomination/Increment	Fitch	S&P
Offered Certificates
Class 5-A-1	$103,646,000	Variable Rate (6)	Senior, Pass-Through, Super Senior, Depositable (3)	Calendar month (4)	30/360 (5)	$25,000/$1,000	AAA	AAA
Class 5-A-2	$13,800,000	Variable Rate (6)	Senior, Pass-Through, Mezzanine	Calendar month (4)	30/360 (5)	$100,000/ $1,000	AAA	AAA
Class 5-A-3	$89,846,000	Variable Rate (6)	Senior, Pass-Through, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	$25,000/$1,000	AAA	AAA
Class 5-A-4	$13,800,000	Variable Rate (6)	Senior, Pass-Through, Exchangeable (3)	Calendar month (4)	30/360 (5)	$100,000/ $1,000	AAA	AAA
Class 5-A-5	$79,850,000	Variable Rate (6)	Senior, Pass-Through, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	$25,000/$1,000	AAA	AAA
Class 5-A-6	$23,796,000	Variable Rate (6)	Senior, Pass-Through, Exchangeable (3)	Calendar month (4)	30/360 (5)	$100,000/ $1,000	AAA	AAA
Class 5-A-7	$66,542,000	Variable Rate (6)	Senior, Pass-Through, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	$25,000/$1,000	AAA	AAA
Class 5-A-8	$37,104,000	Variable Rate (6)	Senior, Pass-Through, Exchangeable (3)	Calendar month (4)	30/360 (5)	$100,000/ $1,000	AAA	AAA
Class 6-A-1	$14,447,000	Variable Rate (7)	Senior, Pass-Through, Super Senior, Depositable (3)	Calendar month (4)	30/360 (5)	$25,000/$1,000	AAA	AAA
Class 6-A-2	$1,924,000	Variable Rate (7)	Senior, Pass-Through, Mezzanine	Calendar month (4)	30/360 (5)	$100,000/ $1,000	AAA	AAA

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

							Initial Rating of the Certificates (2)
Class	Initial PrincipalBalance (1)	Pass- Through Rate	Principal Types	Accrual Period	Interest Accrual Convention	Minimum Denomination/Increment	Fitch	S&P
Class 6-A-3	$12,523,000	Variable Rate (7)	Senior, Pass-Through, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	$25,000/$1,000	AAA	AAA
Class 6-A-4	$1,924,000	Variable Rate (7)	Senior, Pass-Through, Exchangeable (3)	Calendar month (4)	30/360 (5)	$100,000/ $1,000	AAA	AAA
Class 6-A-5	$11,130,000	Variable Rate (7)	Senior, Pass-Through, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	$25,000/$1,000	AAA	AAA
Class 6-A-6	$3,317,000	Variable Rate (7)	Senior, Pass-Through, Exchangeable (3)	Calendar month (4)	30/360 (5)	$100,000/ $1,000	AAA	AAA
Class II-B-1	$8,113,000	Variable Rate (9)	Subordinate	Calendar month (4)	30/360 (5)	$100,000/ $1,000	AA	(8)
Class II-B-2	$3,184,000	Variable Rate (9)	Subordinate	Calendar month (4)	30/360 (5)	$100,000/ $1,000	A	(8)
Class II-B-3	$1,289,000	Variable Rate (9)	Subordinate	Calendar month (4)	30/360 (5)	$100,000/ $1,000	BBB	(8)
Non-Offered Certificates
Class II-B-4	$2,350,000	Variable Rate (9)	Subordinate	Calendar month (4)	30/360 (5)	$100,000/ $1,000	BB	(8)
Class II-B-5	$986,000	Variable Rate (9)	Subordinate	Calendar month (4)	30/360 (5)	$100,000/ $1,000	B	(8)
Class II-B-6	$1,895,668	Variable Rate (9)	Subordinate	Calendar month (4)	30/360 (5)	$100,000/ $1,000	(8)	(8)
Class P-2	$1,000	N/A (10)	N/A	N/A	N/A	$1,000/N/A	(8)	(8)

Notes:
(1)	Approximate, subject to adjustment as described in this prospectus supplement.

(2)	A description of the ratings of the offered certificates is set forth under the heading “Ratings” in this prospectus supplement.

(3)
Certain proportions of the classes of depositable certificates may be deposited in exchange for one or more classes of exchangeable certificates, as applicable, as described in this prospectus supplement under “Description of the Certificates—Exchangeable Certificates.”  Each exchange may be effected only in proportions that result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered.  The maximum initial respective class principal balances or notional amounts, as applicable, of the classes of exchangeable certificates are set forth in the table but are not included in the aggregate class principal balance of the certificates offered by this prospectus supplement.

(4)	The interest accrual period for this class of certificates and any distribution date will be the calendar month before the month of that distribution date.

(5)	Interest will accrue for this class of certificates at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

(6)
The pass-through rate for the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4, Class 5-A-5, Class 5-A-6, Class 5-A-7 and Class 5-A-8 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average net mortgage rate for the group 5 mortgage loans.  The pass-through rate for the Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4, Class 5-A-5, Class 5-A-6, Class 5-A-7 and Class 5-A-8 Certificates for the first distribution date will be a per annum rate of approximately 6.47460%.

(7)
The pass-through rate for the Class 6-A-1, Class 6-A-2, Class 6-A-3, Class 6-A-4, Class 6-A-5 and Class 6-A-6 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average net mortgage rate for the group 6 mortgage loans.  The pass-through rate for the Class 6-A-1, Class 6-A-2, Class 6-A-3, Class 6-A-4, Class 6-A-5 and Class 6-A-6 Certificates for the first distribution date will be a per annum rate of approximately 6.13744%.

(8)	The depositor has not requested that this class of certificates be rated by this rating agency.

(9)
The pass-through rate for each class of aggregate group II subordinated certificates for any distribution date will be a per annum rate equal to the sum of: (1) the weighted average net mortgage rate on the group 5 mortgage loans multiplied by the Subordinated Portion for loan group 5 for that distribution date and (2) the weighted average net mortgage rate on the group 6 mortgage loans multiplied by the Subordinated Portion for loan group 6 for that distribution date; divided by the sum of the Subordinated Portions in Aggregate Loan Group II as of that distribution date.  The “Subordinated Portion” for any loan group of aggregate loan group II and any distribution date will be an amount equal to the excess, if any, of the aggregate stated

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

principal balance of the mortgage loans in the related loan group as of the end of the prepayment period related to the immediately preceding distribution date, over the aggregate class principal balance of the senior certificates in the related senior certificate group immediately prior to such distribution date.  The pass-through rate for each class of aggregate group II subordinated certificates for the first distribution date will be a per annum rate of approximately 6.43333%.

(10)
The Class P-2 Certificates will receive all payments in respect of prepayment penalties on the mortgage loans in aggregate group II mortgage loans and are not entitled to receive any distributions of interest.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

This information should be read in conjunction with the Free Writing Prospectus dated November 12, 2007 (the “Free Writing Prospectus”)

Issuing Entity:	Morgan Stanley Mortgage Loan Trust 2007-15AR.

Depositor:	Morgan Stanley Capital I Inc. The offered certificates will be issued under the depositor’s registration statement (File No. 333-130684 with the Securities and Exchange Commission).

Sponsor:	Morgan Stanley Mortgage Capital Holdings LLC

Originators:
Morgan Stanley Mortgage Capital Holdings LLC, the Sponsor, is expected to be the originator for approximately [18.66%] of the Mortgage Loans in Loan Group 5 (the “Group 5 Mortgage Loans”) respectively, by principal balance.  See “Description of the Mortgage Loans – Loan Purchasing Guidelines of Morgan Stanley Mortgage Capital Holdings, LLC” in the Free Writing Prospectus.

Morgan Stanley Credit Corporation is expected to be the originator for approximately [7.28%] of the Mortgage Loans in Loan Group 5 by principal balance.  See “Description of the Mortgage Loans – Underwriting Standards –Morgan Stanley Credit Corporation” in the Free Writing Prospectus.

Flagstar Bank, FSB is expected to be the originator for approximately [29.29%] of the Mortgage Loans in Loan Group 5 by principal balance.  See Exhibit 2.

Quicken Loans. is expected to be the originator for approximately [44.77%] and [100.00%] of the Mortgage Loans in Loan Group 5 and Loan Group 6, respectively.  See Exhibit 3.

No other entity is expected to be the originator of more than 10% of the Group 5 or Group 6 Mortgage Loans by principal balance.

Servicers:
Saxon Mortgage Services, Inc. is expected to be the servicer of approximately [14.12%] of the Mortgage Loans in Loan Group 5.  See “Servicing of the Mortgage Loans – Saxon Mortgage Services, Inc.” in the Free Writing Prospectus.

Morgan Stanley Credit Corporation is expected to be the servicer of approximately [7.28%] of the Mortgage Loans in Loan Group 5.  See “Servicing of the Mortgage Loans – Morgan Stanley Credit Corporation” in the Free Writing Prospectus.

Central Mortgage Company is expected to be the servicer for approximately [78.60%] and [100.00%] of the Mortgage Loans in Loan Group 5 and Loan Group 6, respectively.  See Exhibit 4.

No other servicer is expected to be servicing more than 10% of the Group 5 or Group 6 Mortgage Loans by principal balance.

Servicing Fee:
The Servicing Fee Rate for Group 5 is expected to be between 0.250% to 0.375%.  As of the cut-off date the weighted average Servicing Fee Rate for the Group 5 Mortgage Loans is expected to be approximately 0.362% per annum.

The Servicing Fee Rate for Group 6 is expected to be 0.375%.

For its compensation the master servicer will receive reinvestment income on amounts on deposit for the period from between the servicer remittance date and the Distribution Date.  From its compensation, the master servicer will pay the fees of the Securities Administrator, the Trustee and any Custodians’ ongoing (safekeeping and loan file release only) fees.

Servicer Remittance Date:	Generally, the 18th of the month in which the Distribution Date occurs.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Master Servicer/ Securities Administrator:	Wells Fargo Bank, National Association.

Trustee:	LaSalle Bank, National Association.

Managers:	Morgan Stanley (sole lead manager).

Cut-off Date:	November 1, 2007.

Expected Closing Date:	On or about November 30, 2007.

Rating Agencies:	Two out of the three major rating agencies: Standard & Poor’s (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”).

Offered Certificates:
The Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4, Class 5-A-5, Class 5-A-6, Class 5-A-7, Class 5-A-8, Class 6-A-1, Class 6-A-2, Class 6-A-3, Class 6-A-4, Class 6-A-5 and Class 6-A-6 Certificates.

Senior Certificate Group	The Group 5 Senior Certificates and Group 6 Senior Certificates.

Senior Certificates:	Collectively, the Group 5 Senior Certificates and Group 6 Senior Certificates.

Group 5 Certificates:
The Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4, Class 5-A-5, Class 5-A-6, Class 5-A-7 and Class 5-A-8 Certificates and any Classes of Certificates resulting from the division of the Group 5 Senior Certificates and having a distribution priority over the Aggregate Group II Subordinate Certificates.  Portions of certain Classes of the Group 5 Senior Certificates may be exchanged for other Classes of Group 5 Senior Certificates to the extent described in the prospectus supplement.

Group 6 Certificates:
The Class 6-A-1, Class 6-A-2, Class 6-A-3, Class 6-A-4, Class 6-A-5 and Class 6-A-6 Certificates and any Classes of Certificates resulting from the division of the Group 6 Senior Certificates and having a distribution priority over the Aggregate Group II Subordinate Certificates.  Portions of certain Classes of the Group 6 Senior Certificates may be exchanged for other Classes of Group 5 Senior Certificates to the extent described in the prospectus supplement.

Class II-B Certificates:	The Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5, and Class II-B-6 Certificates.

Aggregate Group II Subordinate Certificates:	The Class II-B Certificates.

Aggregate Group II Certificates:
The Group 5 Senior Certificates, Group 6 Senior Certificates and the Aggregate Group II Subordinate Certificates.  Such certificates may be referred to individually or collectively as certificates in “Aggregate Group II.”

Other Certificates:
It is anticipated that other classes of certificates will be issued by the Issuing Entity, including other groups of Senior Certificates (each a “Senior Certificate Group”), and other groups of subordinate certificates (each an “Aggregate Subordinated Certificate Group”).  There will be no cross collateralization between the Aggregate Group II Certificates and any other classes of certificates.

Relationship between Loan Groups and Certificate Groups:
The certificates with a “5” prefix are sometimes referred to as the group 5 senior certificates and they correspond to the mortgage loans in loan group 5.  The certificates with a “6” prefix are sometimes referred to as the group 6 senior certificates and they correspond to the mortgage loans in loan group 6.  The Aggregate Group II Subordinate Certificates relate to loan group 5 and loan group 6.

Forms and Denomination:
The Class 5-A-1, Class 5-A-3, Class 5-A-5, Class 5-A-7, Class 6-A-1, Class 6-A-3 and Class 6-A-5 Certificates will be issued in book-entry form and in minimum dollar denominations of $25,000, with an additional increment of $1,000.  The Offered Certificates other than the Class 5-A-1 and Class 6-A-1 Certificates will be issued in book-entry form and in minimum dollar denominations of $100,000, with an additional increment of $1,000.

CPR:	“CPR” represents an assumed constant rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. See Exhibit 1.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Prepayment Assumption:	25% CPR.

Record Date:	For each class of certificates and any distribution date, the last business day of the calendar month immediately prior to the month in which that distribution date occurs.

Accrual Period:
The interest accrual period (the “Accrual Period”) for each class of certificates and any distribution date is the calendar month immediately prior to the month in which the relevant distribution date occurs.  Interest is required to be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distribution Dates:	The 25th of each month, or if such day is not a business day, on the next business day, beginning in December 2007.

Last Scheduled Distribution Date:	The Distribution Date occurring in [December 2047].

Clean-Up Call:
The terms of the transaction allow for a purchase of the Aggregate Loan Group II Mortgage Loans by the master servicer resulting in the retirement of the Certificates once the aggregate principal balance of the Aggregate Loan Group II Mortgage Loans is equal to 1% or less of aggregate principal balance of the Aggregate Loan Group II Mortgage Loans as of the Cut-off Date (the “Clean-Up Call Date”). The Master Servicer may assign its Clean-up Call right to a third party.

Aggregate Loan Groups:
Aggregate Loan Group I consists of mortgage loans from Group 1, Group 2, Group 3 and Group 4 (The “Aggregate Loan Group I Mortgage Loans”).  Certificates related to the Aggregate Group I Mortgage Loans are not offered hereby.

Aggregate Loan Group II consists of mortgage loans from Group 5 and Group 6.  (The “Aggregate Loan Group II Mortgage Loans”).

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Group 5 Mortgage Loans:
The Group 5 Mortgage Loans will consist of first lien hybrid negative amortization mortgage loans originated by the Sponsor, Morgan Stanley Credit Corp., Flagstar, and Quicken Loans having an aggregate principal balance of approximately $133,083,414 as of November 1, 2007.  Approximately 6.68% and 9.24% of the Group 5 Mortgage Loans have prepayment penalties in effect for the first year and for the first three years, respectively, following origination.

All of the Group 5 Mortgage Loans have a fixed mortgage rate for a period of five years after origination.  After the initial fixed rate period, the mortgage rate on each Group 5 Mortgage Loan is adjustable either semi-annually or annually based on the six-month LIBOR and one-year LIBOR indices for approximately 93.55% and 6.45% of the Group 5 Mortgage Loans, respectively.  During this initial fixed rate period (which is also referred to as the “minimum payment period”), the borrowers on all of the Group 5 Mortgage Loans will be required to make a payment calculated as an interest only payment based on the original principal balance of the mortgage loan and a rate that is generally 3% below the mortgage note rate.  Such payment is the “minimum payment” due on the mortgage loans.

During any such minimum payment period, the borrower will have the option of paying one of the following monthly payments: (1) the applicable minimum payment as described above, (2) an interest only payment calculated at the mortgage note rate based on the unpaid principal balance of the mortgage loan, (3) a fully amortizing payment based on a 15-year term to maturity from the origination of the mortgage loan, or (4) a fully amortizing payment based on a 30-year term to maturity on the original principal balance of the mortgage loan. For the five years which begin at the end of the minimum payment period or when the outstanding principal balance of the mortgage loan exceeds 110% or 115% (in the case of 4.19% and 95.81%, respectively of the Group 5 Mortgage Loans) of the original principal balance, whichever occurs first (this five-year period is called the “interest only period”), only interest payments calculated at the applicable mortgage note rate (which will adjust annually or semi-annually, depending on the terms of the related mortgage note) and based on the unpaid principal balance will be required to be made. At the conclusion of the interest only period, the monthly payment adjusts to be in an amount sufficient to repay the unpaid principal balance of the mortgage loan by its scheduled maturity date at the then existing mortgage rate in equal monthly installments and will be adjusted annually or semi-annually, depending on the terms of the related mortgage note.

See the attached collateral descriptions for additional information on the Group 5 Mortgage Loans.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Group 6 Mortgage Loans:
The Group 6 Mortgage Loans will consist of first lien hybrid negative amortization mortgage loans originated by the Sponsor, Morgan Stanley Credit Corp., Flagstar, and Quicken Loans having an aggregate principal balance of approximately $18,51,253 as of November 1, 2007.  None of the Group 6 Mortgage Loans have prepayment penalties in effect.

All of the Group 6 Mortgage Loans have a fixed mortgage rate for a period of seven years after origination. After the initial fixed rate period, the mortgage rate on each mortgage loan is adjustable semi-annually based on the six-month LIBOR index for all of the Group 6 Mortgage Loans, respectively.  During this initial fixed rate period (which is also referred to as the “minimum payment period”), the borrowers on all of the Group 6 Mortgage Loans will be required to make a payment calculated as an interest only payment based on the original principal balance of the mortgage loan and a rate that is generally 3% below the mortgage note rate.  Such payment is the “minimum payment” due on the mortgage loans.

During any such minimum payment period, the borrower will have the option of paying one of the following monthly payments: (1) the applicable minimum payment as described above, (2) an interest only payment calculated at the mortgage note rate based on the unpaid principal balance of the mortgage loan, (3) a fully amortizing payment based on a 15-year term to maturity from the origination of the mortgage loan, or (4) a fully amortizing payment necessary based on a 30-year term to maturity on the original principal balance of the mortgage loan. For the three years which begin at the end of the minimum payment period or when the outstanding principal balance of the mortgage loan exceeds 110% or 115% (in the case of 7.92% and 92.08% of the Group 6 Mortgage Loans, respectively) of the original principal balance, whichever occurs first (this three-year period is called the “interest only period”), only interest payments calculated at the applicable mortgage note rate  (which will adjust annually or semi-annually, depending on the terms of the related mortgage note) and based on the unpaid principal balance will be required to be made. At the conclusion of the interest only period, the monthly payment adjusts to be in an amount sufficient to repay the unpaid principal balance of the mortgage loan by its scheduled maturity date at the then existing mortgage rate in equal monthly installments and will be adjusted annually or semi-annually, depending on the terms of the related mortgage note.

See the attached collateral descriptions for additional information on the Group 6 Mortgage Loans.

Substitution Adjustment Amount:
The amount by which the balance of any Mortgage Loan that is repurchased from the trust exceeds the balance of any Mortgage Loan which is then substituted.  The entity substituting for a Mortgage Loan is required to deposit into the trust the Substitution Adjustment Amount.

Liquidated Mortgage Loan:	A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the related Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

Realized Loss:
A “Realized Loss” for a Liquidated Mortgage Loan is the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

REO Property:	Real estate owned by the issuing entity.

Depositor’s Option to Purchase Breached Mortgage Loans:	The Depositor has the option, but is not obligated, to purchase from the Issuing Entity any Breached Mortgage Loan at the Purchase Price provided that certain conditions are met.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Breached Mortgage Loan:
A Mortgage Loan (a) (i) on which the first payment was not made or (ii) that has been delinquent one or two times in the six months following the origination date and (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for same or other period time specified in such representation or warranty (a)(ii), exists.

Purchase Price:
Purchase Price shall be 100% of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the Servicers or the Master Servicer related to the Mortgage Loan.

Delinquency:
As calculated using the MBA methodology, as of the cut-off date, none of the Aggregate Group II Mortgage Loans were more than 30 days delinquent.  No more than 6% of the Aggregate Group II Mortgage Loans by aggregate stated principal balance as of the cut-off date have been delinquent 30 days or more since they were originated.  None of the Aggregate Group II Mortgage Loans have been 60 or more days delinquent since they were originated.  See Exhibit 1.

Class Principal Balance:
The “Class Principal Balance” of any Class of Certificates as of any Distribution Date is the initial Class Principal Balance of the Class listed on page 2 of this preliminary termsheet (a) reduced by the sum of (i) all amounts previously distributed to holders of Certificates on the Class as payments of principal, and (ii) the amount of Realized Losses (including Excess Losses) on the Mortgage Loans in the related Loan Group allocated to the Class and (b) increased by the amount of Net Deferred Interest (as defined herein) incurred by the related Mortgage Loans and allocated to such Class of Certificates as described below under “—Allocated Net Deferred Interest.”

Due Date:
“Due Date” means, with respect to a Mortgage Loan, the day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs, and the related “Due Period” is the second day of the calendar month prior to the calendar month in which that Distribution Date occurs, to and including the related Due Date..

Prepayment Period:
“Prepayment Period” generally means for any Mortgage Loan (other than the Mortgage Loans serviced by Saxon Mortgage Services Inc.) and any Distribution Date, the calendar month preceding that Distribution Date.  “Prepayment Period” generally means for any Mortgage Loan serviced by Saxon Mortgage Services Inc. and any Distribution Date, the period beginning on the 16th day of the preceding month (or, if the immediately preceding prepayment period ended on a later day, that later day) immediately preceding the month in which such Distribution Date occurs and ending on the 15th day of the calendar month in which such Distribution Date occurs.

Interest Distribution Amount:
For any class of interest-bearing certificates, the Interest Distribution Amount for any Distribution Date will be equal to the sum of (a) interest at the applicable pass-through rate for the related interest accrual period on the related Class Principal Balance as of the last day of the related interest accrual period and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed, reduced by (c) any Net Deferred Interest on the related Mortgage Loans for the related Due Period allocated to such Class of Certificates.

Net Mortgage Rate/Net WAC Cap:
The “Net Mortgage Rate” with respect to any Mortgage Loan and Due Date is the related Mortgage Rate minus the related Servicing Fee Rate and lender paid mortgage insurance, if any.  The “Net WAC Cap” for each group of the Group 5 Mortgage Loans and the Group 6 Mortgage Loans for any Distribution Date is the weighted average of the Net Mortgage Rates of the Mortgage Loans in that Loan Group as of the related Due Period.

Deferred Interest:
With respect to each Mortgage Loan and each Due Period during the minimum monthly payment period, Deferred Interest will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the Due Date in the preceding Due Period to the Due Date in such Due Period over the monthly payment due for such Due Period.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Net Deferred Interest:
With respect to the Mortgage Loans in Loan Group 5 and Loan Group 6 and any Distribution Date, the excess, if any, of (i) the Deferred Interest on the Mortgage Loans in Loan Group 5 or Loan Group 6, as applicable, for the related Due Period over (ii) the Principal Amount received with respect to the Aggregate Group II Mortgage Loans in that Loan Group for the related Due Period.

Adjusted Net WAC Cap Rate:
For any Distribution Date and any Class of Offered Certificate, the Adjusted Net WAC Cap Rate for such Distribution Date will equal the excess, if any, of the related Net WAC Cap for such Distribution Date, over a fraction expressed as a percentage, the numerator of which is equal to the product of (i) 12 and (ii) the amount of Net Deferred Interest for the Mortgage Loans in their respective loan group for that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans of the respective loan group at the end of the Due Period related to the immediately preceding Distribution Date.

Allocated Net Deferred Interest:
For any Distribution Date and any Class of Aggregate Group II Certificates, Allocated Net Deferred Interest, if any, for such Distribution Date will be allocated in an amount equal to the excess, if any, for each such class of (i) the amount of interest that accrued on such class of certificates at its respective pass-through rate during the interest accrual period related to that Distribution Date over (ii) the amount of current interest that would have accrued had the pass-through rate for such class of certificates equaled the Adjusted Net WAC Cap Rate for such Distribution Date.  The amount of Net Deferred Interest allocated to such class of certificates will be added to the Class Principal Balance of such class of certificates.

Principal Amount:	The “Principal Amount” for any Distribution Date and each of Loan Group 5 and Loan Group 6 will equal the sum of:

1.	all monthly payments of principal due on each Mortgage Loan (other than a liquidated mortgage loan) in the related Loan Group on the related Due Date,
2.
the principal portion of the purchase price of each Mortgage Loan in that Loan Group that was repurchased by the Depositor pursuant to the Pooling and Servicing Agreement, the Seller pursuant to the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement or the related Originator pursuant to the related underlying mortgage loan purchase agreement as of the Distribution Date,

3.	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in the related Loan Group received with respect to the Distribution Date,
4.
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans  in the related Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

5.
with respect to each Mortgage Loan  in the related Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

6.	all partial and full principal prepayments by borrowers on the Mortgage Loans in the related Loan Group received during the related Prepayment Period, and
7.
any subsequent recoveries (as further described in the Free Writing Prospectus under “Servicing of the Mortgage Loan – Subsequent Recoveries”) on the Mortgage Loans and allocated to principal in the related Loan Group received during the calendar month preceding the month of the Distribution Date.

plus any Transfer Payments Received for such loan group and Distribution Date, minus any Transfer Payments Made for such loan group and Distribution Date.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Scheduled Principal Received on the Mortgage Loans:
For any Distribution Date, the “Principal Payment Amount” for a loan group is equal to the sum of all amounts described in clauses 2. through 4. of the definition of Principal Amount for that loan group and that Distribution Date, plus for each Distribution Date after the Distribution Date in May 2017 and June 2017 for the Group 5 Mortgage Loans and the Group 6 Mortgage Loans, respectively, all amounts described in clause 1. of the definition of Principal Amount for that loan group and that Distribution Date.  For any Distribution Date with respect to which the Net Principal Prepayment Amount is zero, the “Net Principal Payment Amount” for a loan group is equal to the excess, if any, of the Principal Payment Amount over the excess, if any, of (i) the Deferred Interest for that loan group for that Due Period over (ii) the Principal Prepayment Amount for that Distribution Date.

Unscheduled Principal Received on the Mortgage Loans:
For any Distribution Date, the “Principal Prepayment Amount” for a loan group is equal to all amounts described in clauses 5. through 7. of the definition of Principal Amount for that loan group and that Distribution Date, plus for each Distribution Date to and including the Distribution Date in May 2017 and June 2017 for the Group 5 Mortgage Loans and the Group 6 Mortgage Loans, respectively, all amounts described in clause 1. of the definition of Principal Amount for that loan group and that Distribution Date.  For any Distribution Date, the “Net Principal Prepayment Amount” for a loan group is equal to the excess, if any, of the Principal Prepayment Amount over the Deferred Interest for that loan group for that Due Period.

Net Payments
For any Distribution Date and loan group, the “Net Payments” for that loan group are equal to the sum of the Net Principal Payment Amount and the Net Principal Prepayment Amount.  On each Distribution Date, the excess, if any, of the Principal Amount (other than any Transfer Payments Received) over the Net Payments for that Distribution Date will be distributed to the certificates as a distribution of interest on that distribution date and will not be distributed as principal on the certificates on that Distribution Date.

Senior Principal Distribution Amount:
The “Senior Principal Distribution Amount” for any Distribution Date and Loan Group will equal the sum of

• the related Senior Percentage of the Net Principal Payment Amount for that Loan Group and that Distribution Date,

• the related Senior Prepayment Percentage of the Net Principal Prepayment Amount for that Loan Group and that Distribution Date; and,

• any transfer payments received for that Loan Group and Distribution Date.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

The Aggregate Group II Certificates-Transfer Payments
Transfer Payments may result from disproportionate Realized Losses in one Loan Group. If on any Distribution Date the aggregate Class Principal Balance of the Aggregate Group II Senior Certificates related to a Loan Group of Aggregate Group II Mortgage Loans immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group of Aggregate Group II Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date (the “Undercollateralized Group”), then the following will occur:

•  the Available Funds in each other Loan Group of Aggregate Group II Mortgage Loans that is not an Undercollateralized Group (each, an “Overcollateralized Group”) will be reduced, after distributions of interest to the Aggregate Group II Senior Certificates of the Overcollateralized Group, by an amount equal to one month’s interest on the Transfer Payment Received by the Undercollateralized Group at the pass-through rate applicable to the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

•   the portion of the Available Funds in respect of principal on the Mortgage Loans in the Overcollateralized Group of Aggregate Group II Mortgage Loans, after distributions of principal to the Aggregate Group II Senior Certificates of each Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the Aggregate Group II Senior Certificates of each Undercollateralized Group until the Class Principal Balance of the Senior Certificates of each Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group of Aggregate Group II Mortgage Loans

Consequently, the Aggregate Group II Subordinated Certificates will not receive any distributions of principal until each Undercollateralized Group of Aggregate Group II Mortgage Loans is no longer undercollateralized.  On each Distribution Date, the “Transfer Payment” for the Undercollateralized Group of Aggregate Group II Mortgage Loans will equal the excess, if any, of the Class Principal Balance of the Aggregate Group II Senior Certificates immediately prior to such Distribution Date over the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group of Aggregate Group II Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date. The Transfer Payment received by the Undercollateralized Group is referred to as a “Transfer Payment Received.” The Transfer Payment made by the Overcollateralized Group is referred to as a “Transfer Payment Made.”

All or a portion of the distributions to the Aggregate Group II Senior Certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Senior Percentage:
The “Senior Percentage” for any Senior Certificate Group and Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Balances of each Class of Senior Certificates of such Senior Certificate Group immediately before that Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in the related Loan Group as of the Due Date occurring in the month prior to the month of that Distribution Date; provided, however, that on any Distribution Date after a related Senior Termination Date, for the Aggregate Group II Certificates, the Senior Percentage of the remaining Senior Certificate Group in Aggregate Certificate Group II is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of each class of Senior Certificates of such remaining Senior Certificate Group immediately prior to such Distribution Date and the denominator of which is the aggregate Class Principal Balance of all Classes of Certificates in that Aggregate Certificate Group immediately prior to such Distribution Date.

For any Distribution Date on and prior to a related Senior Termination Date, the “Subordinated Percentage” for the portion of the Aggregate Group II Subordinated Certificates relating to Loan Group 5 and Loan Group 6, as applicable, in each case will be calculated as the difference between 100% and the Senior Percentage of the Senior Certificate Group relating to that Loan Group on such Distribution Date. After a related Senior Termination Date, the Subordinated Percentage for the Aggregate Group II Subordinated Certificates will represent the entire interest of the Aggregate Group II Subordinated Certificates in Aggregate Loan Group II and will be calculated as the difference between 100% and the Senior Percentage for the Aggregate Group II Senior Certificates for such Distribution Date.

The “Aggregate Subordinated Percentage” for any Distribution Date and Aggregate Loan Group is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Principal Balance of the Subordinated Certificates in the related Aggregate Certificate Group immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans in that Aggregate Loan Group as of the Due Date in the month preceding the month of such Distribution Date.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Senior Prepayment Percentage:
The “Senior Prepayment Percentage” of a Senior Certificate Group for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior Certificates in Aggregate Group II (other than the Notional Amount Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the Aggregate Group II Mortgage Loans evidenced by the Aggregate Group II Subordinate Certificates. Increasing the respective interest of the Aggregate Group II Subordinated Certificates relative to the Senior Certificates in Aggregate Group II is intended to preserve the availability of the subordination provided by the Aggregate Group II Subordinate Certificates.

The Senior Prepayment Percentage for any Distribution Date and any Senior Certificate Group occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the  Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the  related Senior Percentage plus 20% of the Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date (unless on any Distribution Date the related Senior Percentage of a Senior Certificate Group exceeds the Senior Percentage of such Senior Certificate Group as of the Closing Date, in which case the Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

Notwithstanding the preceding paragraph, if (x) on or before the Distribution Date in December 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage for the Aggregate Group II Subordinated Certificates as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Aggregate Group II Mortgage Loans do not exceed 20% of the related original subordinate principal balance, the Senior Prepayment Percentage for each Senior Certificate Group in Aggregate Group II will equal the Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage and (y) after the Distribution Date in December 2010, the Aggregate Subordinated Percentage for the related Aggregate Group II Subordinate Certificates is at least 200% of the Aggregate Subordinated Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Aggregate Loan Group II Mortgage Loans do not exceed 30% of the original subordinate principal balance (the “Two Times Test”), the Senior Prepayment Percentage for each Senior Certificate Group in Aggregate Loan Group II will equal the Senior Percentage.

Senior Termination Date:
The “Senior Termination Date” for a Senior Certificate Group is the Distribution Date on which the aggregate Class Principal Balance of the Senior Certificates of such Senior Certificate Group is reduced to zero.

Credit Enhancement:
Credit enhancement will be provided by:
•  The subordination of one or more classes of the securities of the related Aggregate Certificate Group
•  The preferential allocation of some or all of the prepayments on the Aggregate Loan Group II Mortgage Loans to the Aggregate Group II Senior Certificates in order to increase the level of subordination in the trust related to the Aggregate Group II Senior Certificates.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Loss and Delinquency Tests:
Notwithstanding the foregoing, no decrease in the related Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:
•  the outstanding principal balance of (x) all Mortgage Loans  in Aggregate Loan Group II delinquent 60 days or more (including Mortgage Loans in foreclosure and REO Properties owned by the Issuing Entity), (y) Mortgage Loans the mortgagors of which are in bankruptcy, and (z) for a period of 12 months following the date of the most recent modification or the date of repurchase, as applicable: (1) to the extent reported by the related Servicer, any Mortgage Loan that is modified by that Servicer, and (2) any Mortgage Loan that was repurchased by the related Originator or the Seller because of a breach of a representation or warranty made regarding that Mortgage Loan,  (averaged over the preceding six month period), as a percentage of the aggregate Class Principal Balance of the Aggregate Group II Subordinated Certificates, does not equal or exceed 50%, and
•  cumulative Realized Losses on the Mortgage Loans in Aggregate Loan Group II do not exceed
(a)  commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of the aggregate Class Principal Balance of the related Aggregate Subordinated Certificates as of the Closing Date (with respect to the Aggregate Subordinated Certificates, the “original subordinate principal balance”),
(b)  commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,
(c)  commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,
(d)  commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and
(e)  commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Allocation of Realized Losses:
Any realized losses (other than Excess Losses) on the Mortgage Loans in a Loan Group in Aggregate Loan Group II will be allocated as follows: first, to the related Aggregate Subordinate Certificates in reverse order of their numerical Class designations, in each case until the respective class principal balance thereof has been reduced to zero; and thereafter, to the Senior Certificates of the related Senior Certificate Group, except that:

•  any Realized Losses on the Group 5 Mortgage Loans that would otherwise be allocated to the Class 5-A-1 Certificates (including any Classes of Exchangeable Certificates for which this Class of Certificates can be deposited in exchange) will instead be allocated to the Class 5-A-2 Certificates, until its Class Principal Balance is reduced to zero.

•  after the Class Principal Balance of the Class 5-A-2 Certificates is reduced to zero, any Realized Losses on the Group 5 Mortgage Loans that would otherwise be allocated to the Class 5-A-3 Certificates will instead be allocated to the Class 5-A-4 Certificates, until its Class Principal Balance is reduced to zero.

•  after the Class Principal Balance of the Class 5-A-2 Certificates is reduced to zero, any Realized Losses on the Group 5 Mortgage Loans that would otherwise be allocated to the Class 5-A-7 Certificates will instead be allocated to the Class 5-A-8 Certificates, until its Class Principal Balance is reduced to zero.

•  any Realized Losses on the Group 6 Mortgage Loans that would otherwise be allocated to the Class 6-A-1 Certificates (including any Classes of Exchangeable Certificates for which this Class of Certificates can be deposited in exchange) will instead be allocated to the Class 6-A-2 Certificates, until its Class Principal Balance is reduced to zero.

•  any Realized Losses on the Group 3 Mortgage Loans that would otherwise be allocated to the Class 3-A-1 Certificates (including any Classes of Exchangeable Certificates for which this Class of Certificates can be deposited in exchange) will instead be allocated to the Class 3-A-2 Certificates, until its Class Principal Balance is reduced to zero.

•  after the Class Principal Balance of the Class 6-A-2 Certificates is reduced to zero, any Realized Losses on the Group 6 Mortgage Loans that would otherwise be allocated to the Class 6-A-3 Certificates will instead be allocated to the Class 6-A-4 Certificates, until its Class Principal Balance is reduced to zero.

•  after the Class Principal Balance of the Class 6-A-2 Certificates is reduced to zero, any Realized Losses on the Group 6 Mortgage Loans that would otherwise be allocated to the Class 6-A-5 Certificates will instead be allocated to the Class 6-A-6 Certificates, until its Class Principal Balance is reduced to zero.

On each Distribution Date, Excess Losses on the Mortgage Loans in a Loan Group in Aggregate Loan Group II will be allocated pro rata among the Classes of Senior Certificates of the related Senior Certificate Group and the Aggregate Group II Subordinated Certificates as follows: (i) in the case of the Senior Certificates, the Senior Percentage of such Excess Loss will be allocated among the Classes of Senior Certificates (other than the Notional Amount Certificates) in the related Senior Certificate Group pro rata based on their Class Principal Balances immediately prior to that Distribution Date and (ii) in the case of the Aggregate Group II Subordinated Certificates, the Subordinated Percentage of such Excess Loss will be allocated among the Classes of Aggregate Group II Subordinated Certificates pro rata based on each Class’ share of the related Subordinated Portion for the related Loan Group.

Excess Loss:	“Excess Losses” are special hazard, fraud or bankruptcy losses that exceed levels specified by the Rating Agencies based on their analysis of the Mortgage Loans.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Senior Credit Support Depletion Date:
The “Senior Credit Support Depletion Date” for the Aggregate Group II Senior Certificates is the date on which the aggregate Class Principal Balance of the Aggregate Group II Subordinated Certificates has been reduced to zero.

Certificate Priority of Distributions:
With respect to any Distribution Date, from the Senior Principal Distribution Amount for the Group 5 Mortgage Loans, concurrently, to the Class 5-A-1 and Class 5-A-2 Certificates, prorata until retired.

With respect to any Distribution Date, from the Senior Principal Distribution Amount for the Group 6 Mortgage Loans, concurrently, to the Class 6-A-1 and Class 6-A-2 Certificates, prorata until retired.

Trust Tax Status:	One or more REMICs.

ERISA Eligibility:
The Senior Certificates (other than the Class 5-A-2, Class 5-A-4, Class 5-A-6, Class 5-A-8, Class 6-A-2, Class 6-A-4 and Class 6-A-6 Certificates) may be purchased or held by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as certain conditions are met. The other classes of offered certificates may not be purchased or held by employee benefit plans or other retirement arrangements unless such purchase or holding is made by an insurance company using funds contained in an insurance company general account and so long as certain requirements are met.

SMMEA Eligibility:
It is anticipated that the Offered Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Registration Statement and Prospectus:
This term sheet does not contain all information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt

Risk Factors:
PLEASE SEE “RISK FACTORS” IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT AND IN THE FREE WRITING PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY MORTGAGE LOAN TRUST 2007-14AR TRANSACTION REFERRED FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Additional Risk Factors:
In addition to the Section in the Free Writing Prospectus entitled “Risk Factors” please consider the following:

At the end of October 2007 a number of wildfires swept through significant portions of Southern California and caused physical damage. The Federal Emergency Management Agency issued a Major Disaster Declaration for the State of California for Wildfires covering Los Angeles, Orange, Riverside, San Bernadino, San Diego, Santa Barbara and Ventura Counties.  The seller or the related originator, as applicable, will represent and warrant as of the closing date that no mortgaged property has been damaged so as to materially affect the value of the mortgaged property. In the event of a breach of that representation and warranty, the seller or the related originator, as applicable, will be obligated to repurchase or substitute for the related mortgage loan. Any damage to a mortgaged property that secures a mortgage loan in the trust fund occurring after the closing date as a result of any other fire or natural disaster will not cause a breach of this representation and warranty. Any repurchase would have the effect of increasing the rate of principal payment on the certificates.

Your Yield On The Certificates Will Be Subject To Any Negative Amortization On The Mortgage Loans

All of the mortgage loans are hybrid negative amortization loans that offer the borrowers various payment options.  The mortgage rates for these mortgage loans are generally fixed for an initial period after origination of five years in the case of the group 5 mortgage loans and 7 years in the case of the group 6 mortgage loans.  At the end of the initial fixed rate period for a mortgage loan, the mortgage rate will adjust semi-annually or annually based on six-month LIBOR or one-year LIBOR plus the related margin, subject to lifetime, initial and subsequent adjustment rate caps.  The borrower under each mortgage loan is required to make a minimum monthly payment that is subject to adjustment on a date specified in the mortgage note (the “recast date”), subject to the conditions that:

(1) until the recast date for the mortgage loan, the amount of the minimum monthly payment will be an amount that is sufficient to pay monthly accrued interest (but no principal) based on a discounted mortgage rate for the mortgage loan,

(2) beginning on the recast date (which generally occurs on the five-year or seven-year anniversary, as applicable, of the first payment due date for the mortgage loan) until the ten-year anniversary of the first payment due date for the mortgage loan, the amount of the minimum monthly payment will be adjusted semi-annually or annually on each interest rate adjustment date and will be an amount equal to the monthly interest-only payment calculated at the then-current mortgage rate on the unpaid principal balance of the mortgage loan,

(3) beginning on the ten-year anniversary of the first payment due date and on each interest rate adjustment date thereafter, the minimum monthly payment will be adjusted in order to pay monthly accrued interest at the current mortgage rate and to fully amortize the unpaid mortgage loan principal balance over the remaining term to maturity, and

(4) if, during the first ten years of the mortgage loan, the unpaid principal balance of a mortgage loan exceeds 110% or 115%, as applicable, of the original principal balance of the mortgage loan due to deferred interest (the “negative amortization limit”), the minimum monthly payment will be adjusted to be equal to the monthly interest-only payment calculated at the then-current mortgage rate on the unpaid principal balance of the mortgage loan.

Because interest accrued at the mortgage rate during the period prior to the recast date may be greater than the minimum monthly payment due, mortgage loans are subject to negative amortization.  If a borrower only makes the minimum monthly payment during the period prior to the recast date, the unpaid portion of the accrued interest on the mortgage loan, if any, will become deferred interest. Deferred interest is added to the principal balance of the mortgage loan and bears interest at the applicable interest rate for that mortgage loan.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

If a mortgage loan accrues deferred interest during a due period, it will reduce the amount of cash available to be distributed as interest on the certificates on the related distribution date.

The resulting reduction in interest collections on the mortgage loans will be offset, in part or in whole, by applying all principal received on the mortgage loans to interest distributions on the certificates. Only the amount by which the principal received on the mortgage loans exceeds the amount of deferred interest on the mortgage loans will be distributed as principal to the certificates. For any distribution date, the net deferred interest on the mortgage loans will be deducted from the interest payable to the certificates.

The amount of the reduction of accrued interest distributable to each class of certificates attributable to net deferred interest will be added to the class certificate balance of that class.  This allocation of net deferred interest could, as a result, increase the weighted average lives of the certificates.  The increase in the class certificate balance of any class of certificates and the slower reduction in the class certificate balances due to the use of all principal received on the mortgage loans to offset the deferred interest will have the effect of increasing the applicable investors’ exposure to realized losses on the related mortgage loans.

We cannot predict the extent to which borrowers will prepay their mortgage loans or the extent to which deferred interest will accrue on the mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on your certificates.  However, as of the cut-off date [substantially all] of the borrowers have only been making the minimum monthly payments on their mortgage loans.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Your Yield On The Certificates Will Also Be Subject To The Principal Payment Features Of Hybrid Negative Amortization Loans

During the first ten years of the mortgage loan, there may be no amortization of principal because the minimum monthly payment only requires the payment of interest accrued at the then-current mortgage rate, even if the minimum monthly payment has been adjusted due to a mortgage loan reaching its negative amortization limit.  If borrowers under the mortgage loans elect to make a payment larger than the payment necessary to fully amortize their loans over the original term to maturity, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which will cause the classes of certificates to amortize more quickly.  Conversely, if the borrowers elect to make only the minimum monthly payment, the unpaid principal balance of the mortgage loans will not be reduced, which will cause the classes of certificates to amortize more slowly.  These features of hybrid negative amortization loans may affect the rate at which principal on the mortgage loans is paid and may create a greater risk of default if the borrower is unable to pay the monthly payments on the related increased principal balance.

Your Yield Will Be Affected By The Interest-Only Feature Of The Hybrid Negative Amortization Loans

The hybrid negative amortization loans require monthly payments no greater than accrued interest for the first 10 years after origination.  The borrower is not required to pay any principal on the borrower’s mortgage loan during this interest-only period but thereafter is required to make monthly payments sufficient to amortize the mortgage loan over its remaining term to maturity.  Hybrid negative amortization loans have only recently been originated in significant volumes.  As a result, the long-term performance characteristics of hybrid negative amortization loans are largely unknown.

Because hybrid negative amortization loans initially require only the payment of interest, a borrower may be able to borrow a larger amount than would have been the case for a fully amortizing mortgage loan.

Because of the interest-only payment feature, hybrid negative amortization loans may have risks and payment characteristics that are not present with fully amortizing mortgage loans, including the following:
•  no principal distributions will be made to certificateholders from the mortgage loans during their interest-only payment period unless the borrowers choose to pay more than the minimum monthly payment, which may extend the weighted average lives of the certificates;

•  during the interest-only payment period, the mortgage loans may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a fully amortizing mortgage loan;

•  as the end of the interest-only payment period approaches, the mortgage loans may be more likely to be refinanced in order to avoid the increase in the monthly payment required to amortize the loan over its remaining term;

•  the mortgage loans may be more likely to default than fully amortizing loans at the end of the interest-only payment period due to the increased monthly payment required to amortize the loan over its remaining term; and

if a hybrid negative amortization loan defaults, the severity of loss may be greater due to the larger unpaid principal balance.

Static Pool Information:
We are unable to provide you with material static pool information regarding delinquencies, cumulative loss and prepayments for prior pools originated by any of the originators because the information is not available.  The originators have represented to us that they do not have this information and cannot obtain it without unreasonable effort or expense.  All of the mortgage loans are hybrid negative amortization mortgage loans and any information with respect to other types of loans originated by them or any other entity may be misleading and unreliable.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

EXHIBIT 1

The mortgage rate (the “Mortgage Rate”) of each of the Mortgage Loans with an adjustable Mortgage Rate will be fixed for a certain period of time after the origination of that Mortgage Loan (which, in the case of certain Group 1 Mortgage Loans may be as short as six months). Each mortgage note for the Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, either semi-annually or annually thereafter, depending on the terms of the related mortgage note (each such date, an “Adjustment Date”), to equal the sum of, rounded to the nearest 0.125% of (1):

 • if such Mortgage Rate adjusts based upon the Six-Month LIBOR Index, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the “Six-Month LIBOR Index”); or

• if such Mortgage Rate adjusts based upon the One-Year LIBOR Index, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the “One-Year LIBOR Index”); or

 • if such Mortgage Rate adjusts based upon the One-Year CMT Index, the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the day specified in the related Mortgage Note (the “One-Year CMT Index”, and each of the Six-Month LIBOR Index, the One-Year LIBOR Index and the One-Year CMT Index, a “Mortgage Index”),

The “Loan-to-Value Ratio” of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the “FICO Scores” tables above, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

of any delinquency in payment by the related mortgagor, (ii) prepayments of principal and liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period and (iii) any Deferred Interest added to the principal balance of that Mortgage Loan on or prior to such Due Date pursuant to the terms of the related mortgage note.

The model used in this preliminary termsheet with respect to the Mortgage Loans assumes a constant prepayment rate (“CPR”), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. 0% CPR assumes no prepayments. No prepayment assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant prepayment rate. While it is assumed that each of the Mortgage Loans prepays at the specified percentages of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to or on behalf of the Trustee and characteristics of the mortgage loans used in preparing the tables.

Under the MBA method, a loan would be considered delinquent if the payment had not been received by the end of the day immediately preceding the loan’s next due date (generally the last day of the month which the payment was due). Using the example above, a loan with a due date of 8/1/02, with no payment received by the close of business on 8/31/02, would have been reported as delinquent on the September statement to certificateholders. Foreclosure and REOs are treated identically under both methods.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

EXHIBIT 2
Flagstar Bank, FSB

Flagstar Bank, FSB (“Flagstar”) is a federally-chartered stock savings bank.  Flagstar is a member of the Federal Home Loan Bank of Indianapolis and is subject to regulation, examination and supervision by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation.  Flagstar is a wholly-owned subsidiary of Flagstar Bancorp, Inc., a Michigan-based savings and loan holding company, the common shares of which are listed on the New York Stock Exchange.  Flagstar’s principal executive offices are located at 5151 Corporate Drive, Troy, Michigan 48098.

As a federal savings bank, Flagstar collects deposits from the general public and local government agencies at over 150 banking centers located throughout Michigan, Indiana and Georgia and, invests those funds, together with wholesale deposits and advances from the Federal Home Loan Bank of Indianapolis and other funding sources, in a variety of consumer and commercial loan products offered to the general public. Flagstar’s primary investment vehicle is single-family mortgage loans originated or acquired by its home lending group.

Flagstar has been originating residential mortgage loans since its formation in 1987. Flagstar originates loans through its network of home loan centers and banking centers located in Michigan, Indiana and Georgia and its national call center located at corporate headquarters in Troy, Michigan.  Additionally, Flagstar acquires rights to mortgage loans from unaffiliated mortgage brokerage companies through broker and correspondent transactions. In a broker transaction, the broker completes all of the loan paperwork and Flagstar funds the loan. In a correspondent transaction, Flagstar will purchase the loan after a correspondent has completed all of the loan paperwork and has funded the loan.  The mortgages originated through the unaffiliated mortgage brokerage companies and correspondents are underwritten in conformity with Flagstar’s underwriting guidelines, as more fully described in the prospectus supplement under “—Underwriting Guidelines” below.

Flagstar has sold, either directly or, after May 2006, through its wholly owned subsidiary, Flagstar Capital Markets Corporation (“FCMC”), a majority of the mortgage loans that it acquires or originates in the secondary market on a servicing retained basis by securitizing the mortgage loans into either mortgage-backed securities issued through FNMA, FHLMC and GNMA or through private securitization transactions.  Mortgage loans that are not securitized are sold on a whole loan basis or retained in Flagstar’s (or FCMC’s) investment portfolio.

Mortgage Loan Production.  The following table sets forth, by number and dollar amount of mortgage loans, Flagstar’s residential mortgage loan production for the periods indicated.

Consolidated Mortgage Loan Production
(dollars in thousands, except average loan amount)

	2002	2003	2004	2005	2006
Conventional Loans
Number of Loans	259,541	325,516	177,170	132,006	83,399
Volume of Loans	$40,102,762	$52,162,066	$30,098,619	$23,873,964	$15,850,066
Percent of Total Dollar Volume	93.3%	93.0%	90.9%	89.5%	89.3%

Government Loans
Number of Loans	5,268	8,399	6,603	5,859	4,940
Volume of Loans	$584,978	$933,976	$733,832	$701,211	$647,145

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

	2002	2003	2004		2005	2006
Percent of Total Dollar Volume	1.4%	1.7%		2.2%	2.6%	5.2%

Jumbo Loans
Number of Loans	3,589	4,938		5,238	3,299	405
Volume of Loans	$1,536,826	$2,196,587	$	,280,483	$1,457,006	$191,131
Percent of Total Dollar Volume	3.6%	3.9%		6.9%	5.5%	1.08%

Non-Conforming Loans
Number of Loans	4,142	2,469		7	2,220	3,149
Volume of Loans	$762,139	$765,214		$999	$646,604	$1,060,469
Percent of Total Dollar Volume	1.8%	1.4%		0.0%	2.4%	3.3%

Total Loans
Number of Loans	272,540	341,322		189,018	143,384	91,893
Volume of Loans	$42,986,704	$56,058,113		$33,113,932	$26,678,784	$17,748,811
Average Loan Amount	158	164		175	186	193
Non-Purchase Transactions	80%	85%		60%	55%	50%

For purposes of the table set forth above, the following terms have the following meanings:

Conventional Loans: prime credit quality, conventional, first-lien mortgage loans that qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

Government Loans:  loans that are insured by the Federal Housing Administration (“FHA”) or private mortgage insurance companies under Michigan State Housing Development Authority programs or guaranteed by the Department of Veterans’ Affairs (“VA”) or Guaranteed Rural Housing.

Jumbo Loans:  loans for primary and secondary residences that are in an amount above the industry-standard definition of conventional conforming loan limits requiring full documentation or the documentation allowable by Fannie Mae’s Desktop Underwriter (“DU”) or Freddie Mac’s Loan Prospector (“LP”) guidelines and interest only loans for primary and secondary residences that are in an amount above the industry-standard definition of conventional conforming loan limits originated under other documentation programs.

Non-Conforming Loans: prime credit quality, conventional, first-lien mortgage loans that do not qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

Underwriting Guidelines.  Flagstar believes that its underwriting process, which relies on the electronic submission of data and images, allows for underwriting at a higher level of accuracy and timeliness than exists with processes that rely on paper

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

submissions.  Flagstar also provides its underwriters with integrated quality control tools, such as AVMs, appraisal reviews, fraud detection reports and access to IRS Form 4506 Ts to ensure underwriters have the information that they need to make informed decisions.  The process begins with the submission of an electronic submission of an electronic application and an initial determination of eligibility.  Application and required documents are then faxed or uploaded to Flagstar’s paperless file manager. The underwriter is responsible for checking the data integrity and reviewing credit. The file is then reviewed in accordance with the applicable guidelines established by Flagstar for the particular product.

The Flagstar’s underwriting guidelines generally follow Fannie Mae’s Desktop Underwriter (DU) or Freddie Mac’s Loan Prospector (LP) guidelines for loans with an original principal balance of up to $1,000,000, and standard Fannie Mae/Freddie Mac guidelines for loans with an original principal balance of $1,000,001-$2,000,000, and are designed to evaluate the applicant’s ability to repay the loan, their prior credit history, and availability of funds required for closing and cash reserves, as well as to evaluate the acceptability of the property to be mortgaged as collateral.  Flagstar’s underwriting guidelines are updated on a regular basis to reflect changes required for new or existing mortgage loan products, and to maintain or enhance the suitability of Flagstar’s loan products to its customers, and to investors in residential mortgage loans and as a result not all mortgage loans in the closing date pool were underwritten using the current underwriting guidelines.

The underwriting guidelines provide for varying levels of documentation. For all documentation programs, the borrower is required to provide an authorization to apply for a credit report that summarizes the borrower’s credit history with merchants and lenders and any record of bankruptcy.

For fully documented mortgage loans, such as the “full documentation” program, a prospective borrower is required to provide employment, income and asset information. This information may include tax returns if they are self-employed or received income from dividends and interest, rental properties or other income, which can be verified via tax returns. In addition, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of a pay stub and a W-2. Or, income may be verified via a traditional VOE.  Assets if required for the loan transaction are verified in the form of a VOD or bank statements.

The underwriting guidelines also provide that mortgage loans may be originated under the “stated income” program, a no income verification program for self-employed borrowers and salaried borrowers. For these transactions, the borrower still states their employer and income level. The underwriter then confirms the borrower’s current position via a third party, a two year history of her/his employment, and that the income is reasonable for the profession. Flagstar has both a SIVA and SISA program, whereas the assets are not verified under the SISA but they are stated on the loan application.

Under either the full documentation program or the stated income programs, borrowers are required to have a minimum credit score that varies based on the property type, the loan-to value ratio and the maximum loan amount.

Flagstar’s use of standardized underwriting guidelines does not imply that each specific criterion was satisfied individually. Flagstar will consider a mortgage loan to be originated in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with Flagstar’s underwriting guidelines. Even if one or more specific criteria included in the Flagstar’s underwriting guidelines were not satisfied, if other factors compensated for the standards that were not satisfied, the mortgage loan may be considered to be in substantial compliance with the Flagstar’s underwriting guidelines.

Conformity with the underwriting guidelines will vary depending on a number of factors relating to the specific mortgage loan, including the principal amount or credit limit, the loan-to-value ratio, the loan type or loan program, and the applicable credit score of the related borrower used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to Flagstar. Credit scores are used as a “tool” to analyze a borrower’s credit. Generally, credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the mortgage loans may be originated may provide that qualification for the loan, the level of review of the loan’s documentation, or the availability of certain loan features, such as maximum loan amount, maximum loan-to-value ratio, property type and use, and documentation level, may depend on the borrower’s credit score.

Flagstar requires that the applicant’s sources of income have the probability of continuing and are adequate to support the loan terms requested.  The underwriter, assisted by Fannie Mae’s DU or Freddie Mac’s LP system for loans with an original principal balance of up to $1,000,000, will review the applicant’s history of receiving stable income from employment or other verifiable

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

sources, as well as evaluating the likelihood that the income will continue to be received in the foreseeable future.  Emphasis is on the continuity of stable income, and an applicant who has changed jobs frequently, and has been able to earn consistent and predictable income may also be acceptable for underwriting approval.

The underwriter will also review the application to evaluate whether the applicant has sufficient liquid assets available for down payment, closing costs and cash reserves, if required.

As an integral part of the underwriting review, the underwriter will evaluate the intent and willingness of an applicant to repay the mortgage loan in a timely manner, again assisted by Fannie Mae’s DU or Freddie Mac’s LP system for loans with an original principal balance of up to $1,000,000.  In general, the intent is evaluated based on the applicant’s past credit performance.  Flagstar utilizes credit scoring provided by credit reporting agencies to assist in the analysis of an applicant’s credit history. Flagstar may also consider a mortgage/rent payment history, in addition to the applicant’s credit history and credit scoring as maintained at credit reporting agencies.

In assessing a prospective borrower’s creditworthiness, Flagstar may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history.  FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan.  FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  Under Flagstar’s underwriting guidelines, the minimum FICO Credit Score is 620, but under Flagstar’s underwriting guidelines, borrowers purchasing mortgage loans with higher LTV ratios and higher balances are generally required to possess higher FICO Credit Scores, and may in certain circumstances have lower FICO Credit Scores.

In order to determine the marketability of a property, a property valuation must be obtained from a Flagstar-approved appraiser for all loans.  An appraisal may be made of the mortgaged property securing each mortgage loan. The appraisal may be either a full appraisal, a drive-by appraisal, a Fannie Mae PIW, a Freddie Mac PIA. Appraisals may be performed by appraisers independent from or affiliated with Flagstar or its respective affiliates. Appraisals, however, will not establish that the mortgaged properties provide assurance of repayment of the mortgage loans. See “Risk Factors—Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates” in the prospectus supplement. If a full appraisal is required, the appraiser may be required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. If a drive-by appraisal is required, the appraiser is only required to perform an exterior inspection of the property. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements.

Each appraisal is required to be dated no more than 180 days (for new construction) or 120 days (for existing construction) prior to the date of the mortgage note; provided, that depending on the credit limit for that mortgage loan, an earlier appraisal may be utilized, provided that a recertification is obtained, if that appraisal was made not earlier than one year prior to the date of the mortgage note. Generally, when available an AVM is used for quality control purposes to confirm an accurate value for loans with a CLTV in excess of 65%. AVMs are available in approximately 80% of the cases.

Generally, for loans greater than $1,000,000 ($1,500,000 in California), two appraisals will be required from two different approved appraisers.  The loan-to-value (“LTV”) ratio is then based upon the lower of the two appraisals.  Eligible properties include one- to four-family properties, attached and detached condominiums and planned unit developments, for use as the prospective borrower’s primary residence or second home, or as a non-owner occupied investment property.

Flagstar offers loan amounts up to $5,000,000 for the purchase, rate/term refinance or cash-out refinance of the applicant’s primary residence or the applicant’s second home, and up to $1,500,000 for the applicant’s non-owner occupied investment property.  Rate/term refinance mortgages may include in the new mortgage balance the payoff of any existing first lien mortgage balance, all closing costs and prepaid items, and any cash back to the prospective borrower that does not exceed the lesser of 2% of the new mortgage amount or $2,000.  The maximum loan-to-value ratio is 100% for purchase and rate/term refinances, and 90% for cash-out refinances.  Generally, cash-out to the prospective borrower on any loan is limited to $500,000 (and in some circumstances, $1,000,000).

Flagstar requires title insurance on all of its mortgage loans secured by first liens on real property. Flagstar also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

Once all applicable employment, asset, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed mortgage loan and other expenses related to the home, such as property taxes and hazard insurance, and other financial obligations.

The underwriting guidelines may be varied for certain refinance transactions. Limited or reduced documentation refinances generally compensate for increased credit risk by placing greater emphasis on the borrower’s payment history. Generally, in order to be eligible for a limited or reduced documentation refinance, a borrower must be an existing customer of Flagstar, have a good credit history and stable employment and the mortgage loan must demonstrate other compensating factors, such as a relatively low loan-to-value ratio or other favorable underwriting factors.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

EXHIBIT 3
Quicken Loans Inc.

Quicken Loans, Inc. (“Quicken Loans”) is one of the top retail residential mortgage lenders in the country and is a Michigan corporation with principal offices located at 20555 Victor Parkway, Livonia, Michigan, 48152. Quicken Loans has been in business for more than 20 years and currently employs approximately 4,000 people.  Quicken Loans originates mortgage loans in all 50 states directly with consumers (i.e., is 100% retail); the company does not purchase third-party originated/brokered mortgage loans. In 2006, Quicken Loans’ mortgage loan production was nearly $16.5 billion.  Quicken Loans markets conventional mortgage loans to consumers through five Internet-based web centers and two retail branches. All mortgage loans applications are underwritten, processed and funded through a centralized processing center.

The following is a general description of some of the program requirements for Quicken Loans’ 5-Year Secure Option ARM program and the 7-Year Secure Option ARM program; it is not a complete description of all underwriting standards for Quicken Loans.

Program Requirements for Quicken Loans’ 5-Year and 7-Year Secure Option ARM Programs.  The program requirements for the Quicken Loans’ 5-Year and 7-Year Secure Option ARM Programs follow generally accepted mortgage industry underwriting guidelines for loans of this type and are intended to evaluate the borrower’s credit standing, repayment ability, and the value and adequacy of the proposed mortgaged property as collateral. The 5-Year and the 7-Year Secure Option ARM loans originated by Quicken Loans have the following characteristics:

A hybrid ARM with a 5- or 7- year fixed rate period and a six-month ARM thereafter.

Four monthly payment options:

A minimum payment amount which is an interest only payment based on the introductory interest rate (Note rate – 3%) that is only available during the 5- or 7- year fixed rate period or until the loan reaches the maximum principal balance cap (as described below),

An interest only payment based on the note rate,

A 30 year fully amortizing payment, or

A 15 year fully amortizing payment.

A maximum principal balance cap is 115% (or 110% in New York) of the original loan amount.

A 10 year interest only period.

A margin of 2.25%.

An index tied to the six-month LIBOR.

Payment caps that are 5/1/5.

No subordinated financing allowed.

Borrowers are required to sign a mortgage loan application which includes information furnished by the borrowers and from other sources about their assets, liabilities, income, credit history, employment history and other related items. Quicken Loans obtains the borrower’s credit report from each of the three primary credit bureaus and uses the middle score of the primary wage earner to further evaluate the borrower’s credit worthiness.

The following generally describes the program requirements for the 5-Year and 7-Year Secure Option ARM loans originated by Quicken Loans with respect to the required credit scores, loan-to-value, documentation verification, and property type over a range of loan amounts. The program requirements are subject to change based on market conditions and Quicken Loans’ assessment on credit, and the application of the program requirements does not imply that each specific criterion was satisfied individually, however every loan in the pool was originated in substantial compliance with these specific program requirements.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

		Full Documentation				Stated Income / Verified Assets
5 and 7 Year Secure Option ARMs		Purchase and R/T Refinances		Cash-out Refinances		Purchase and R/T Refinances		Cash-out Refinances
Loan Amount		Max LTV	Min Credit Scores	Max LTV	Min Credit Scores	Max LTV	Min Credit Scores	Max LTV	Min Credit Scores
Min	Max
Primary (1-2 unit)
$50,000 - $400,000		95%	620	90%	620	90%	620	90%	660
$400,001 - $650,000		90%	620	90%	620	90%	660	80%	660
$650,001 -$1,000,000		80%	620	80%	620	75%	660	75%	660
$1,000,001 -$1,500,000		75%	620	75%	620	70%	660	70%	660
$1,500,001 - $3,000,000		70%	700	70%	700	70%	700	60%	700
Second Home (1 unit)
$50,000 - $400,000		90%	620	90%	620	90%	660	90%	660
$400,001 - $650,000		80%	620	80%	620	80%	660	75%	660
$650,001 - $1,000,000		80%	620	80%	620	75%	660	75%	660
$1,000,001 - $1,500,000		75%	620	75%	620	70%	660	70%	660
$1,500,001 - $3,000,000		70%	700	65%	700	65%	700	60%	700
Investment (1 - 4 units)
$50,000 - $400,000		90%	620	80%	620	80%	660	75%	660
$400,001 - $650,000		80%	620	80%	620	80%	660	75%	660
$650,001 -$1,000,000		80%	620	80%	620	75%	660	75%	660
$1,000,001 -$1,500,000		65%	620	60%	620	70%	660	60%	660
$1,500,001 - $3,000,000		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

In addition to the above program requirements, in order to qualify for the 5-Year or 7-Year Secure Option ARM program, borrowers generally have to meet the following requirements:

A debt-to-income ratio of 45% or less;

A minimum asset reserve equal to two months worth of principal, interest, taxes and insurance payments (six months reserve requirement on second home and investment properties);

A maximum mortgage late frequency of 1 times 30 days delinquent in the past 12 months;

A minimum of 2 years since the date of the borrower’s last bankruptcy discharge or dismissal;

A minimum of 3 years since the date the borrower’s last foreclosure was reported, or from the date of the borrower’s most recent “120+ days” mortgage payment delinquency.

Although borrowers are assessed against the program requirements, prudent exceptions may be made on a case by case basis. Exceptions may be allowed if the application reflects strong compensating factors, such as, a lower debt-to-income ratio, higher credit scores, low loan-to-value ratio, significant asset reserves, stable employment or ownership at current residence.

The 5-Year and 7-Year Secure Option ARM loans originated by Quicken are originated under two documentation programs: full documentation and stated income/verified assets. Under Quicken Loans’ full documentation program, underwriting efforts are undertaken to obtain written substantiation of information furnished by the borrower with respect to his or her liabilities, income and assets. Acceptable documentation for income verification may include, but is not limited to, the borrower’s most recent pay stubs or previous two years of W2 forms and telephonic verification of employment. The borrower’s assets are generally verified by obtaining two consecutive months of bank/brokerage account statements and such statements are reviewed to ensure that sufficient funds are available to meet the asset reserve requirements of the program.  Generally, under the stated income/verified assets program, the borrower furnishes information with respect to his/her income and two years of employment history. Quicken Loans verifies the borrower’s employment history without confirmation of income either telephonically or in writing. The

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

borrower’s assets are verified as indicated above.

In determining the borrower’s ability to meet their monthly obligations, the stated income amount is assessed relative to the borrower’s current employment status and tenure. Quicken Loans may also use various third-party database services to evaluate whether the borrower’s stated income is reasonable relative to their employment position.

In determining the adequacy of the home proposed as collateral, an independent mortgage loan appraisal is obtained for each property considered for financing. All appraisals obtained are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are required to be on forms generally acceptable to Fannie Mae or Freddie Mac. The appraiser is required to inspect the property, and verify that it is in acceptable condition and that any recent construction is complete. The appraisal is based on the appraiser’s opinion of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the improvements to the proposed property.  The value and type of the property indicated in the appraisal obtained by Quicken Loans must support the initial loan amount in accordance with the program’s loan-to-value requirements at the time the loan is originated. No assurance can be given that the value of any property will remain at the level indicated on the appraisal or other assessment tool.

Each mortgage loan with a loan-to-value ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company generally acceptable to Fannie Mae or Freddie Mac. The specified coverage percentages of 12% for Loan-to-Value Ratios between 80.01% and 85.00%, 25% for loan-to-value ratios between 85.01% and 90.00%, 30% for loan-to-value ratios between 90.01% and 95.00% are consistent with those coverage amounts generally required by Fannie Mae or Freddie Mac. However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing. No primary mortgage guaranty insurance policy will be required with respect to any mortgage loan (i) if maintaining the policy is prohibited by applicable law; (ii) after the date on which the related loan-to-value ratio is 80% or less, or (iii) if the principal balance of the mortgage loan represents 80% or less of the appraised value based a new (post-closing) appraisal.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

EXHIBIT 4

Central Mortgage Company.  The principal executive offices of Central Mortgage Company (“CMC”) are located at 801 John Barrow Road, Little Rock, Arkansas 72205.  CMC is an Arkansas corporation, and a wholly owned subsidiary of Arvest Bank, Fayetteville, Arkansas, which is a wholly owned subsidiary of Arvest Bank Group, Inc., a privately held multi-bank holding company.

CMC was established in 1997 to, among other activities, service mortgage loans. CMC was acquired by Arvest Bank Group, Inc. in January 2000.   CMC does not, at this time, originate loans.  CMC instead focuses on acquiring servicing volume through the purchase of mortgage servicing rights or subservicing of prime and Alt-A first lien mortgage loans.  CMC does not, as a regular part of its business, own the mortgage loans it services.

CMC is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, U.S. Housing and Urban Development and Veterans Administration and has experience in servicing loans similar to the mortgage loans.

Central Mortgage has been assigned ratings of SQ2- by Moody’s Investors Service as a primary servicer of residential prime and Alt-A first lien mortgage loans and a RPS2- by Fitch Ratings as a primary servicer of residential prime product and a RPS3+ residential primary servicer rating for Alt-A product.

Multiple Servicers.  Wells Fargo Bank, N.A. serves as the master servicer.  The master servicer oversees the actions of all primary servicers and special servicers.  Primary servicers have contact with the mortgagors on a day to day basis as needed, but special servicers only perform specific assigned functions related to servicing.  CMC serves as a primary servicer.

Loan Servicing.  CMC has established standard policies for the servicing and collection of mortgages.  Standard servicing which also is relevant to the mortgage loans involved herein includes, but is not limited to:

(a)          collecting, aggregating and remitting mortgage loan payments;

(b)          accounting for principal and interest;

(c)           administration of escrow (impound) funds for payment of taxes and insurance;

(d)          management of adjustable rate mortgages;

(e)          oversight of delinquent mortgage loans;

(f)           loss mitigation remedies;

(g)          inspection of the mortgaged properties as needed;

(h)          foreclosure proceedings and, as necessary, the liquidation of mortgaged properties;

(i)           bankruptcy proceedings; and

(j)           generally administering the mortgage loans, for which a service fee is received.

Billing statements are mailed monthly by CMC.  The statement details loan activity and specifies the payment due as well as detailing various payment options available to the mortgagor, if applicable.  Notice of changes in the applicable loan rate are provided to the mortgagor in a separate notification.

Servicing policies and/or procedures with respect to mortgage loans may change over time in accordance with, among other things, changes in the servicing portfolio and applicable laws and regulations, as well as CMC’s business judgment.

Loss Mitigation and Collection Procedures.  A key function of loss mitigation and collections is to have contact with the

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

delinquent mortgagor and carefully evaluate the circumstances of their delinquency before the delinquency becomes more serious.  In addition to telephone contacts, written correspondence is sent to the delinquent mortgagor.  Most delinquencies cure quickly without the need for further collection activity.  Pursuant to servicing procedures, a notice of intent to foreclose is sent on the 62nd day of delinquency.  If the delinquency is not cured within 31 days of the notice of intent to foreclose, the loan will be presented to the foreclosure committee for review and, upon approval, the appropriate legal action to foreclose will begin.  If the default is cured, the foreclosure action will be dismissed.  Loss mitigation remedies, if appropriate and consistent with the related servicing agreement, are pursued throughout the delinquency and are continued during the foreclosure action.  Mortgage loans in bankruptcy are monitored carefully and opportunities for loss mitigation sought out in accordance with law.

Once foreclosure or bankruptcy is begun, a tracking system is utilized to monitor the status of the proceedings.  The system includes state specific parameters that monitor time lines that are customary for the state in which the mortgage property is located.  As part of the foreclosure process,  the present value of the property will be determined and the foreclosure bid, if necessary, is established.

If the mortgage property is foreclosed and not purchased by a third party at the foreclosure sale, CMC will liquidate the property.   Pursuant to its efforts to sell such foreclosed property, CMC will protect and conserve the property in accordance with the appropriate servicing agreement or appropriate REMIC provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the IRS Code.  Upon final disposition of any REO property, CMC is entitled to reimbursement of related advances.

Material Terms of Servicing Agreement.  CMC’s standard duties are described in the Loan Servicing portion of this statement.  A copy of the relevant servicing agreement is maintained by the master servicer.  CMC will also maintain a servicing file consisting of all documents necessary to service each mortgage loan; however it does not have physical possession of the original promissory note, original mortgage or deed of trust or other such documents which are maintained by a custodian selected by the trustee.  Unless authorized by the trustee, CMC is responsible for maintaining a complete set of books and records for the mortgage loans, which is required to be appropriately identified in CMC’s computer system to reflect the ownership of the mortgage loan by the trustee.  CMC will segregate into separate accounts all collections from the mortgage loans, and maintain custodial accounts as necessary.  CMC is required to forward to the custodian on behalf of the trustee all original documents in its possession evidencing an assumption, modification, consolidation or extension of any mortgage loan entered into in accordance with the servicing agreement promptly after their execution.

Back-Up Servicing.  In the event of an occurrence of a natural disaster or other significant event that would cause CMC to temporarily loose the ability to service the loans, a back-up system has been established and is currently operational for servicing so that no significant interruption would occur.  The back-up servicer is Arvest Mortgage Company, Lowell, Arkansas, (“AMC”). AMC is an affiliated company with CMC.

AMC’s servicing system is located approximately 170 miles from CMC’s location in Little Rock, Arkansas.  AMC presently shares a number of operating systems and processes with CMC, but the data bases are completely separate.  AMC and CMC have sufficient safeguards in place to support independent daily servicing activities, provide back-up and prevent data corruption or access by outside parties. Only in the case of a disaster or other significant event would CMC’s data be accessible from AMC’s location.  Personnel are either currently available at AMC to handle CMC’s servicing on a temporary basis or current CMC employees could relocate to provide additional support.  Facilities for recognition of loan data, telephone, email, and image retention are currently in place.  CMC’s customers would not be aware of any interruption in normal servicing.

Foreclosure, Delinquency and Loss Experience.  The following table summarizes the delinquency, foreclosure and loss experience for all the mortgage loans serviced by Central Mortgage.   The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency, foreclosure, or loss experience of the mortgage loans included in the trust will be similar to that set forth below.

The actual loss and delinquency experience will depend, among other things, upon factors beyond the contract of Central Mortgage, such as national and local economic conditions, real estate markets in servicing area, the real estate value securing the mortgage loans, and the financial strength of the mortgagors.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Central Mortgage Company Overall Mortgage Portfolio Delinquency Experience

	At December 31,
	2002			2003
	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amounts	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amounts
Total Portfolio	22,624	100.00%	$1,880,813,160	100.00%	41,706	100.00%	$5,314,969,650	100.00%

Period of Delinquency
30-59 Days	878	3.88%	$73,484,661	3.91%	1,008	2.42%	$102,782,884	1.93%
60-89 Days	234	1.03%	$23,524,517	1.25%	238	0.57%	$21,856,399	0.41%
90-120 Days	88	0.39%	$8,167,908	0.43%	89	0.21%	$8,102,848	0.15%
Over 120 Days	66	0.29%	$5,772,605	0.31%	29	0.07%	$1,976,636	0.04%
Sub Total	1,266	5.60%	$110,949,691	5.90%	1,364	3.27%	$134,718,767	2.53%

Delinquency Status
Bankruptcy	57	0.25%	$4,917,866	0.26%	118	0.28%	$8,744,389	0.16%
Foreclosure	116	0.51%	$9,831,932	0.52%	164	0.39%	$13,340,000	0.25%
Real Estate Owned	0	0.00%	$0	0.00%	0	0.00%	$0	0.00%
Sub Total	173	0.76%	$14,749,798	0.78%	282	0.68%	$22,084,389	0.42%

Total Delinquent Loans	1,439	6.36%	$125,699,489	6.68%	1,646	3.95%	$156,803,156	2.95%

	At December 31,
	2004				2005
	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amounts	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amounts
Total Portfolio	85,727	100.00%	$13,272,305,829	100.00%	99,591	100.00%	$18,599,213,273	100.00%

Period of Delinquency
30-59 Days	1,753	2.04%	$225,874,590	1.70%	2,191	2.20%	$425,891,951	2.29%
60-89 Days	379	0.44%	$41,658,825	0.31%	424	0.43%	$57,997,436	0.31%
90-120 Days	111	0.13%	$12,093,004	0.09%	144	0.14%	$20,514,729	0.11%
Over 120 Days	71	0.08%	$6,284,723	0.05%	115	0.12%	$13,519,839	0.07%
Sub Total	2,314	2.70%	$285,911,142	2.15%	2,874	2.89%	$517,923,955	2.78%

Delinquency Status
Bankruptcy	131	0.15%	$11,539,729	0.09%	246	0.25%	$24,761,164	0.13%
Foreclosure	214	0.25%	$20,197,404	0.15%	253	0.25%	$28,763,225	0.15%
Real Estate Owned	0	0.00%	$0	0.00%	0	0.00%	$0	0.00%
Sub Total	345	0.40%	$31,737,133	0.24%	499	0.50%	$53,524,389	0.29%

Total Delinquent Loans	2,659	3.10%	$317,648,275	2.39%	3,373	3.39%	$571,448,344	3.07%

	At December 31, 2006				At June 30, 2007
	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amount	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amount
Total Portfolio	111,742	100%	$21,423,482,134	100%	118,263	100%	$23,939,195,368	100%

Period of Delinquency
30-59 Days	2,490	2.23%	$493,634,877	2.30%	2,577	2.18%	$615,098,689	2.57%
60-89 Days	569	0.51%	$119,982,057	0.56%	781	0.66%	$201,379,992	0.84%
90-120 Days	222	0.20%	$57,670,834	0.27%	352.030%		$100,345,386	0.42%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

Over 120 Days	131	0.11%	$27,495,655	0.13%	316	0.27%	$89,787,755	0.38%
Sub Total	3,412	3.05%	$698,783,423	3.26%	4,026	3.40%	$1,006,611,823	4.20%

Delinquency Status
Bankruptcy	314	0.28%	$37,971,489	0.18%	359	0.30%	$57,248,049	0.24%
Foreclosure	457	0.41%	$100,464,103	0.47%	870	0.74%	$241,468,219	1.01%
Real Estate Owned	41	0.04%	$9,281,555	0.04%	60	0.05%	$20,657,229	0.09%
Sub Total	812	0.73%	$147,717,147	0.69%	1,289	1.09%	$319,373,497	1.33%

Total Delinquent Loans	4,224	3.78%	$846,500,570	3.95%	5,315	4.49%	$1,325,985,320	5.54%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

MORGAN STANLEY Securitized Products Group	November 30, 2007

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